Exhibit 5

CLAYTON UTZ

Asset Sale Deed - Armidale Private Hospital

[Collocated Hospitals and Privatised Hospitals]

Mayne Group Limited ACN 004 073 410

MGL or Seller

Armidale Hospital Pty Limited ACN 106 723 200

Buyer

The entities listed in Schedule 12

Other Indemnifying Parties

If you have any questions about the details of this document please contact Rod Halstead on + 61 2 9353 4000

Clayton Utz Lawyers

Levels 22-35 No. 1 O’Connell Street Sydney NSW 2000 Australia

PO Box H3 Australia Square Sydney NSW 1215

T + 61 2 9353 4000 F + 61 2 8220 6700

www.claytonutz.com

Our reference Rod Halstead/Jonathan Algar/21724491

Liability limited by the Solicitors Scheme, approved under the Professional Standards Act 1994 (NSW) and by our Terms of Engagement

Table of Contents

1.	Definitions and interpretation		1

	1.1	Definitions	1
	1.2	Defined terms in Parts 2 and 3	13
	1.3	Umbrella Deed	13
	1.4	Other Indemnifying Parties	14

2.	Conditions Precedent and C&P Completion Conditions		14

	2.1	Conditions Precedent to the sale of the Assets - Seller	14
	2.2	Conditions Precedent to the creation of the Trust	14
	2.3	Conditions Precedent to the transfer of the Capital Units	15
	2.4	Conditions Precedent to the Loan Structure	15
	2.5	Conditions	15
	2.6	Buyer Default	15
	2.7	Seller Default	15
	2.8	Consequences of termination	16
	2.9	Acknowledgements	16
	2.10	Conduct of Hospital Business	17
	2.11	Pre-Completion Employee Arrangements	18
	2.12	Guarantees	19
	2.13	Material cost	20

3.	Sale of Assets - Seller Group		20

	3.1	Sale of Assets - Seller Group	20
	3.2	Purchase Price	20

4.	Balancing payments		20

	4.1	Available Cash	20
	4.2	Operating Loss	20
	4.3	Notional Tax Amount	21

5.	Purchase Price and payments		21

	5.1	Pre-Adjustment Purchase Price	21
	5.2	Apportionment following adjustment	22

6.	C&P Completion		22

	6.1	C&P Completion place and date	22
	6.2	Seller’s obligations on C&P Completion	22
	6.3	Buyer’s obligations on C&P Completion	23
	6.4	Delivery	23
	6.5	Title	23
	6.6	Risk and entitlement to profits	24
	6.7	Interdependence	24
	6.8	Notice to complete	24

7.	Novation and Assignment of Hospital Business Contracts - Seller Group and Equipment Leases - Seller Group		25

	7.1	Novation or assignment on C&P Completion	25
	7.2	Obligations pending or if no novation or assignment	25
	7.3	Obligations if novation or assignment is not possible	26
	7.4	Indemnities	27
	7.5	Transfer of Assets under Equipment Leases - Seller Group	27

8.	Novation and Assignment of Leases - Seller		27

	8.1	Novation or assignment on C&P Completion	27
	8.2	Obligations pending or if no novation or assignment	28
	8.3	Obligations if novation or assignment is not possible	28
	8.4	Indemnities	29

9.	Release of Seller’s Guarantees		29
	9.1	Release	29
	9.2	Indemnity	29

10.	Shared arrangements		29

	10.1	Shared Contracts	29
	10.2	Shared Assets	30

11.	Employees and Independent Contractors		30

	11.1	Provision of employment or engagement	30
	11.2	Payments to Employees and Independent Contractors	30
	11.3	Recognition of prior service	31
	11.4	Indemnity for Employees and Independent Contractors	32
	11.5	Employee Lists and Independent Contractor Lists	32

12.	Superannuation		33

13.	Trade Debts - Seller Group		34

14.	Plant and equipment		34

15.	Liabilities		34

16.	Going concern		34

17.	Declaration of Trust		35

	17.1	Court Order	35
	17.2	Declaration of trust	36
	17.3	Consideration and apportionment	36
	17.4	Going concern	37

18.	Operating Loss Loan		37

	18.1	Determination of Operating Loss	37
	18 2	Operating Loss Loan	37
	18.3	Disputes over the Operating Loss Loan	37
	18.4	No Interest	38
	18.5	Repayment	38

19.	Indemnification of MGL in its personal capacity		38

20.	Default and termination		38
	20.1	Buyer Default	38
	20.2	Seller Default	38
	20.3	Consequences of termination	39

21.	Sale of Capital Units		40

	21.1	Sale	40
	21.2	Units Purchase Price	40
	21.3	No interest created	40

22.	Unit Sale Completion		40

	22.1	Unit Sale Completion place and date	40
	22.2	Seller’s obligations on Unit Sale Completion	41
	22.3	Buyer’s obligations on Unit Sale Completion	42
	22.4	Delivery	42
	22.5	Title	43
	22.6	Interdependence	43
	22.7	Notice to complete	43

23.	Incorporation of clauses 7 to 14		44

24.	Loan arrangements		44

	24.1	Determination of Part 4 Available Cash or Part 4 Operating Loss	44
	24.2	Part 4 Available Cash Loan	46
	24.3	Part 4 Operating Loss Loan	46
	24.4	Failure to make a Part 4 Available Cash Loan or Part 4 Operating Loss Loan	46
	24.5	No Interest	46
	24.6	Repayment	46
	24.7	Method of Repayment	47
	24.8	Tax office ruling	47
	24.9	Notional Tax Amount	47

Schedule 1 Hospital; Hospital Licence; Act			55

Schedule 2 Obligations relating to the Conditions Precedents			56

Schedule 3 Hospital Licence C&P Completion Condition			62

Schedule 4 Finance Arrangements C&P Completion Condition			64

Schedule 5 Business Names - Seller Group			65

Schedule 6 Intellectual Property - Seller Group			66

Schedule 7 Hospital Business Contracts - Seller Group; Shared Contracts			67

Schedule 8 Equipment Leases - Seller Group			68

Schedule 9 C & P Leasehold Premises - Seller Group			69

Schedule 10 Deed of Novation of Lease; Deed of Assignment of Lease			70

Schedule 11 Seller’s Guarantees			87

Schedule 12 Other Indemnifying Parties			88

Annexure A Diagnostics Agreements			89

Annexure B Trust Deed			90

Deed dated	21 OCTOBER 2003

Parties	Mayne Group Limited ACN 004 073 410 of Level 21, 390 St Kilda Road, Melbourne, Victoria 3004, Australia (“MGL” or “Seller”)

Armidale Hospital Pty Limited ACN 106 723 200 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia (“Buyer”)

and

Australian Newco Holdings Pty Limited ACN 106 722 347 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

Joondalup Hospital Pty Limited ACN 106 723 193 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

Port Macquarie Hospital Pty Limited ACN 106 723 399 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

Logan Hospital Pty Limited ACN 106 723 406 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

Melbourne Hospital Pty Limited ACN 106 723 415 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

Noosa Privatised Hospital Pty Limited ACN 106 723 380 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

Caboolture Hospital Pty Limited ACN 106 723 219 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

Frances Perry Hospital Pty Limited ACN 106 723 228 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

P.O.W. Hospital Pty Limited ACN 106 723 871 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia

(collectively with the Buyer, the “Newco Group” and each a “Newco Group Member”)

Recitals

A.	MGL owns certain assets which are used exclusively in carrying on the Hospital Business. MGL has agreed to sell and the Buyer has agreed to purchase these assets upon the terms and conditions of this Deed.

B.	On or about the date of this Deed, the parties have entered into an Umbrella Deed in relation to the sale of the Australian Hospital Business.

The parties agree

1.	Definitions and interpretation

1.1	Definitions

In this document:

“Accruals” has the meaning given in the Umbrella Completion Accounting Principles.

“Accruals Liability - Seller Group” means all obligations, whether arising before, on or after C&P Completion or C&P Trust Declaration (as the case may be) exclusively in relation to the Hospital Business, in respect of or in connection with the Accruals which, but for this Deed, MGL in its personal capacity would be obliged or liable to pay, carry out, perform, observe or complete after C&P Completion or C&P Trust Declaration (as the case may be).

“Act” means the Act specified in Part C of Schedule 1.

“Asset Sale Expiry Date” means the date which is 12 months after the Umbrella Completion Date, or such later date as the parties agree in writing.

“Assets” means individually and collectively:

(a)	the Goodwill;

(b)	the Fixed Assets;

(c)	the Prepayments;

(d)	the Intellectual Property Rights;

(e)	the right to be registered as proprietor of the Business Names;

(f)	the Business Records;

(g)	the Trade Debts;

(h)	the Stock;

(i)	the Seller’s right, title and interest in the Hospital Business Contracts - Seller Group;

(j)	the Seller’s right, title and interest in the Equipment Leases - Seller Group;

(k)	the Seller’s right, title and interest in the Leases - Seller Group;

(l)	the Seller’s right, title and interest in the Hospital Licence; and

(m)	the Seller’s right, title and interest in the Government Contracts.

“Assets - Seller Group” means individually and collectively:

(a)	the Goodwill - Seller Group;

(b)	the Fixed Assets - Seller Group;

(c)	the Prepayments - Seller Group;

(d)	the Intellectual Property Rights - Seller Group;

(e)	the right to be registered as proprietor of the Business Names - Seller Group;

(f)	the Business Records - Seller Group;

(g)	the Trade Debts - Seller Group;

(h)	the Stock - Seller Group;

(i)	the Seller’s right, title and interest in the Hospital Business Contracts - Seller Group;

(j)	the Seller’s right, title and interest in the Equipment Leases - Seller Group;

(k)	the Seller’s right, title and interest in the Leases - Seller Group;

(l)	the Seller’s right, title and interest in the Hospital Licence; and

(m)	the Seller’s right, title and interest in the Government Contracts,

and all other assets which are owned by the Seller and used exclusively in the conduct of the Hospital Business but excludes the Excluded Assets.

“Assume” in relation to the Buyer means the Buyer must assume, pay, carry out, perform, observe, complete and comply with each and every obligation and Liability as if each and every one of those obligations and Liabilities were (to the extent not already performed) the obligation and Liability of the Buyer.

“Assumed Liabilities” means:

(a)	the Accruals Liability - Seller Group;

(b)	the Hospital Business Contracts Liability - Seller Group;

(c)	the Lease Liability - Seller Group;

(d)	the Equipment Lease Liability - Seller Group;

(e)	the Trade Creditors Liability - Seller Group;

(f)	the Independent Contractor Liability; and

(g)	the Employee Liability,

but only to the extent to which they relate to the Hospital Business and excluding the Excluded Liabilities.

“Australian Hospital Business” has the meaning given in the Umbrella Deed.

“Available Cash” means the amount by which the cash received by MGL exceeds the cash paid by MGL exclusively in relation to the operation of the Hospital Business less the Notional Tax Amount. For the avoidance of doubt, the cash paid by MGL includes any payments to the Buyer under the Shared Service Agreement.

“Business Day” means a day, not being a Saturday, Sunday or public holiday, on which banks are generally open for business in the State.

“Business Names” means the business names exclusively used in respect of the Hospital Business, but excluding those containing a Reserved Name.

“Business Names - Seller Group” means the Business Names registered to the Seller identified in Schedule 5.

“Business Records” means all current operational records exclusively relating to the Assets or the Hospital Business, including:

(a)	service, promotional, descriptive, sales, trade and application literature and other advertising material and catalogues;

(b)	records relating to the Trade Debts;

(c)	supplier lists;

(d)	stock records, manufacturing, engineering and purchasing data sheets and bills of material;

(e)	wages, employment benefit, other benefit, payroll and personnel records of the Employees - Seller Group;

(f)	all computer software exclusively used in or relating exclusively to the Hospital Business and:

(i)	owned by the Seller; or

(ii)	licensed to the Seller under a Hospital Business Contract - Seller Group which can be lawfully transferred to the Buyer,

together with any computer records, including source code, object code, programmers notes and technical, functional and performance-related documents, associated with such software and owned by, or licensed under the applicable Hospital Business Contract - Seller Group;

(g)	all records of the Hospital Business Contracts - Seller Group and Equipment Leases - Seller Group;

(h)	copies of lease documentation, correspondence and documents relating to on-going issues and financial files for the Leases - Seller Group; and

(i)	stationery.

“Business Records - Seller Group” means the Business Records owned by, or licensed to, the Seller which can be lawfully transferred to the Buyer but excluding the Excluded Records.

“Buyer Default” means any breach by the Buyer of its obligations under Schedule 2, 3 or 4.

“Buyer Group” means the Buyer and each of its Related Bodies Corporate and where the context requires or allows, “Buyer Group Member” means any one or more of them.

“Buyer’s Fund” has the meaning given in clause 12.

“Calculation Date” means each 31 March, 30 June, 30 September and 31 December falling after the Asset Sale Expiry Date until C&P Completion or, if earlier, the Repayment Date.

“Calculation Period” means, in relation to a Calculation Date, the three month period ending on that Calculation Date provided that the first Calculation Period will commence on the Asset Sale Expiry Date and end on the next Calculation Date.

“Capital Units” has the meaning defined in the Trust Deed.

“Capital Unitholder” has the meaning given to it in the Trust Deed.

“Cash Shortfall Loans” has the meaning given to it in the Trust Deed.

“C&P Hospital Business” means the business of operating all of the Collocated and

Privatised Hospitals carried on by the Seller other than the Hospital.

“C&P Completion” means completion of this Deed and the sale and purchase of the Assets - Seller Group in accordance with the terms of this Deed.

“C&P Completion Conditions” means the conditions to C&P Completion or C&P Trust Completion (as the case may be) described in paragraph 1 of Schedule 3 and Schedule 4.

“C&P Completion Date” means the date set out in clause 6.1.

“C&P Hospital Business” means the business of operating all of the Collocated and Privatised Hospitals carried on by the Seller Group other than the Hospital.

“C&P Trust Completion” means the completion of the transfer of the Capital Units under clause 22.

“C&P Trust Declaration” means the declaration of the Trust pursuant to clause 17.

“C&P Trust Declaration Date” means the date on which the C&P Trust Declaration occurs.

“Collocated and Privatised Hospitals” means the following hospitals:

(a)	Armidale Private Hospital, Armidale;

(b)	Caboolture Private Hospital, Caboolture;

(c)	Frances Perry Private Hospital, Carlton;

(d)	Joondalup Health Campus, Joondalup;

(e)	Logan Private Hospital, Meadowbrook;

(f)	The Melbourne Private Hospital, Parkville;

(g)	Noosa Hospital, Noosaville;

(h)	Port Macquarie Base Hospital, Port Macquarie; and

(i)	Prince of Wales Private Hospital, Randwick.

“Conditions Precedent” means:

(a)	Completion (as defined in the Share and Asset Sale Deed) occurs under the Share and Asset Sale Deed; and

(b)	each of the Conditions Precedent in paragraph 1 of Schedule 2 is satisfied or waived in accordance with the provisions of Schedule 2, and “Condition Precedent” means any one of them as the context indicates.

“Confidentiality Deed” means the Confidentiality Deeds between MGL and each of Ironbridge Capital Pty Ltd (dated 21 July 2003), BOS International (Australia) Limited, Credit Suisse First Boston (dated 5 August 2003) and CVC Asia Pacific Limited relating to the transaction contemplated by this Deed and the related sale process.

“Consultancy Agreement” means the consultancy agreement entered into between the Buyer and MGL on Umbrella Completion.

“Corporations Act” means the Corporations Act 2001 (Commonwealth).

“Diagnostics Agreements” means the diagnostic imaging and pathology lease and services agreements between MGL as operator and a Seller Group Member as service provider to be entered into prior to C&P Completion in the forms annexed as Annexure A.

“Disclosure Material” has the meaning given in the Umbrella Deed.

“Divestment Businesses” has the meaning given in the Umbrella Deed.

“Employee Liability” means the Buyer’s obligations (in its personal capacity or its capacity as trustee) in respect of Employees - Seller Group set out in clause 11.4.

“Employees - Seller Group” means those individuals employed by the Seller exclusively in the Hospital Business as at the date of this Deed and any other individuals who are employed by the Seller exclusively in the Hospital Business in the period between the date of this Deed and C&P Completion or C&P Trust Declaration (as the case may be).

“Encumbrance” has the meaning given in the Umbrella Deed.

“Equipment Lease Liability - Seller Group” means all obligations, whether arising before, on, or after C&P Completion or C&P Trust Declaration (as the case may be), under the Equipment Leases - Seller Group and which, but for this Deed, MGL in its personal capacity the Seller would be obliged to pay, carry out, perform, observe or complete after C&P Completion or C&P Trust Declaration (as the case may be).

“Equipment Leases - Seller Group” mean all equipment, financing or operating leases or other hiring arrangements (but excluding the Leases - Seller Group), exclusively relating to the Hospital Business to which the Seller is a party including those set out in Schedule 8.

“Escrow Agent” has the meaning given in the Umbrella Deed.

“Escrow Agreement” means the escrow agreement entered into between the Buyer, MGL and the Escrow Agent on or about the date of this Deed.

“Escrow Amount” means the Pre-Adjustment Purchase Price as may be adjusted in accordance with the Umbrella Deed including any interest thereon.

“Excluded Assets” means:

(a)	cash including cash on hand and funds held with any bank or financial institution;

(b)	any debtors of the Seller as at C&P Completion or C&P Trust Declaration (as the case may be) other than the Trade Debts - Seller Group;

(c)	the Excluded Business Records; and

(d)	any rights, title, interests or assets of the Seller which are not used exclusively in the Hospital Business.

“Excluded Business Records” means those of the Business Records that the Seller is required by Law to retain and debtor records other than records relating to the Trade Debts - Seller Group.

“Excluded Liabilities” means any Liabilities of the Seller to the extent that they do not relate to the Hospital Business.

“Expiry” means expiry of all of the Government Contracts.

“Fixed Assets” means those items of computer hardware (including desktop computers,

laptop computers and servers) and other information technology related fixed assets, capital work in progress, assets under construction, plant and equipment, machinery, office furniture, office machines, office equipment, appliances, fittings and spare parts and maintenance materials in relation to any of the foregoing and the Seller Group’s right, title and interest in any leasehold improvement in respect of any of the foregoing used by the Seller exclusively in the Hospital Business as at C&P Completion or C&P Trust Declaration (as the case may be).

“Fixed Assets - Seller Group” means those Fixed Assets owned by the Seller and described in the column marked Armidale Private Hospital in the Last Accounts, subject to any adjustment in column Armidale Private Hospital of the Umbrella Completion Accounts.

“Former Employee” means, in respect of the Seller, any person who was an employee of the Seller at any time before C&P Completion or C&P Trust Declaration (as the case may be) but is not so employed as at C&P Completion or C&P Trust Declaration (as the case may be).

“Goodwill” means the goodwill in and attaching to the Hospital Business.

“Goodwill - Seller Group” means the Goodwill owned by the Seller and described in the column marked Armidale Private Hospital in the Last Accounts, subject to any adjustment in column Armidale Private Hospital of the Umbrella Completion Accounts.

“Government Contracts” has the meaning given to that term in Schedule 2.

“Government Party” has the meaning given to that term in Schedule 2.

“Group” and “Group Member” have the meaning defined in the Share and Asset Sale Deed.

“Group General Manager Hospitals” means Robert Cooke.

“GST” has the meaning given to it in the GST Act.

“GST Act” means the A New Tax System (Goods and Services Tax) Act 1999 (Commonwealth) as amended and any related imposition legislation.

“Head Office Contracts” means all agreements and arrangements of a corporate head office nature to which the Seller is a party which are entered into on a group wide basis and which do not relate exclusively to the Hospital Business, including agreements and arrangements concerning the provision of fuel cards to Employees and corporate credit cards to Employees and arrangements for corporate travel.

“Health Fund Contracts” means all agreements and arrangements between the Seller and any health fund including:

(a)	an organisation registered under Part VI of the National Health Act 1953 (Cth);

(b)	the Australian Regional Health Group Limited;

(c)	the Australian Health Service Alliance Limited;

(d)	the Department of Veterans’ Affairs;

(e)	the Transport Accident Commission of Victoria;

(f)	the Motor Accident Authority of New South Wales;

(g)	the Motor Accident Insurance Commission of Queensland; or

(h)	the Insurance Commission of Western Australia.

“Hospital” means the hospital listed in Part A of Schedule 1.

“Hospital Business” means the business of operating the Hospital carried on by the Seller in Australia at the date of this Deed, but excluding:

(a)	any other health service business carried on by MGL not requiring a private hospital licence;

(b)	the supply of inputs to the provision of services by those hospitals, including, supplying pharmaceuticals, pharmaceutical services, equipment, diagnostic imaging services and pathology services;

(c)	wholesaling and distribution of products sold in pharmacies to retail pharmacies;

(d)	wholesaling and distribution of various pharmaceutical products and medical consumables to hospitals;

(e)	the provision of certain retail and marketing services to pharmacies (including retail branding, back office support and technology and pharmacy finance guarantors);

(f)	the Indonesian Hospital Business;

(g)	the Non C&P Hospital Business;

(h)	the C&P Hospitals Business;

(i)	the Divestment Businesses; and

(j)	the Retained Business.

“Hospital Business Contracts - Seller Group” means all agreements, leases, licences, contracts, arrangements (including hiring arrangements), understandings or orders entered into, made or accepted by or on behalf of MGL in its personal capacity and relating exclusively to the Hospital Business which are, in whole or in part, executory as at C&P Completion or C&P Trust Declaration (as the case may be) including all contracts listed in Part A of Schedule 7 but excluding:

(a)	the Health Fund Contracts;

(b)	the Leases - Seller Group;

(c)	the Equipment Leases - Seller Group;

(d)	any agreements, leases, licences, contracts, arrangements (including hiring arrangements), understandings or orders to the extent they relate to the Excluded Assets or a business other than the Hospital Business;

(e)	any agreements, leases, licences, contracts, arrangements (including hiring arrangements), understandings or orders to the extent they relate to borrowings or other financial accommodation made available to the Seller ;

(f)	any contracts or policies of insurance to which the Seller is a party or which have been issued in favour of the Seller ;

(g)	any foreign currency purchase, sale, hedge, swap or like agreement or arrangement;

(h)	any agreements with another Seller Group Member;

(i)	the Shared Contracts; and

(j)	the Head Office Contracts.

“Hospital Business Contracts Liability - Seller Group” means all obligations, whether arising before, on or after C&P Completion or C&P Trust Declaration (as the case may be), under the Hospital Business Contracts - Seller Group and which, but for this Deed, MGL in its personal capacity would be obliged or liable to pay, carry out, perform, observe or complete after C&P Completion or C&P Trust Declaration (as the case may be).

“Hospital Licence” means the licence referred to in Part B of Schedule 1.

“Income Unitholder” has the meaning given to it in the Trust Deed.

“Independent Contractors - Seller Group” means those individuals engaged by the Seller exclusively in the Hospital Business as at the date of this Deed together with any other individuals who are engaged by the Seller exclusively in the Hospital Business in the period between the date of this Deed and C&P Completion or C&P Trust Declaration (as the case may be). The term “Independent Contractors - Seller Group” does not include any such individual whose engagement terminates prior to C&P Completion or C&P Trust Declaration (as the case may be).

“Independent Contractor Liability” means the Buyer’s obligations to Independent Contractors - Seller Group set out in clause 11.4.

“Indonesian Hospitals” means RS International Bintaro, Jakarta, RS Mitra International, Jakarta and Surabaya International Hospital, Surabaya.

“Indonesian Hospital Business” means the business of operating the Indonesian Hospitals carried on by the Seller.

“Intellectual Property Rights” means the intellectual property and know-how which are exclusively used by the Seller in the Hospital Business but excluding the Trade Marks - Excluded.

“Intellectual Property Rights - Seller Group” means the Intellectual Property Rights which are owned by the Seller including the intellectual property described in Schedule 6.

“KPMG” means KPMG of 45 Clarence Street, Sydney NSW 2000.

“Last Accounts” has the meaning given in the Umbrella Deed.

“Law” includes all statutes, regulations, by-laws, ordinances and other delegated legislation and any rule of common law, contract, tort or equity from time to time and “lawfully” means in conformance with all such Laws and the provisions of any relevant contract.

“Lease Liability- Seller Group” means any Liability, whether arising before, on or after C&P Completion or C&P Trust Declaration (as the case may be), under the Leases - Seller Group.

“Leasehold Premises - Seller Group” means the leased properties listed in Schedule 9.

“Leases - Seller Group” means the leases or agreements for lease relating to the Leasehold Premises - Seller.

“Liability” means:

(a)	any debt or other monetary liability or penalty, fine or payment or any damage, loss,

cost, charge or expense on any account and in any capacity, irrespective of whether the debt, liability, penalty, fine, payment, damage, loss, cost, charge or expense is:

(i)	present or future, matured or unmatured;

(ii)	actual, prospective or contingent;

(iii)	a contractual, tortious, legal, equitable or statutory obligation;

(iv)	ascertained or unascertained at any time;

(v)	owed, incurred or imposed by or on account of any person alone or severally or jointly with another person;

(vi)	owed, incurred or imposed to or for the account of any person alone or severally or jointly with another person;

(vi)	owed, incurred or imposed as a principal obligation or by way of surety or indemnity;

(viii)	owed, incurred or imposed as interest, fees, charges, taxes, duties or other imposts;

(ix)	owed, incurred or imposed as compensation or damages, whether for breach of contact or tort or on any other basis, or as losses, costs or expenses or on any other account; or

(x)	any combination of any of the foregoing paragraphs; or

(b)	any contractual, tortious, statutory, legal equitable or other obligation or liability to do or perform any act or to refrain from doing or performing any act.

“Loan Structure” means the loan arrangement set out in Part 4.

“Non C&P Hospital Business” has the meaning given in the Umbrella Deed.

“Notional Tax Amount” has the meaning given in clause 4.3.

“Officer” means, in relation to a corporation, an officer within the meaning of section 82A of the Corporations Act.

“Operating Loss” for the purposes of clause 4 means the amount by which the cash paid by MGL exceeds the cash received by MGL exclusively in relation to the operation of the Hospital Business and otherwise has the meaning given to it in the Trust Deed.

“Operating Loss Loan” has the meaning given to it in the Trust Deed.

“Order” means an order, ruling or determination by any court or competent authority which restricts the operation of the proposed Trust in accordance with Part 2 or the Loan Structure (as the case may be).

“Other Indemnifying Parties” means the parties listed in Schedule 12.

“Other Parties” has the meaning given in paragraph 4 of Schedule 2.

“Part 4 Available Cash” means the amount by which the cash received by MGL exceeds the cash paid by MGL exclusively in relation to the operation of the Hospital Business less the Notional Tax Amount. For the avoidance of doubt, cash paid by MGL includes any payments to the Buyer under the Shared Services Agreement.

“Part 4 Available Cash Loan” means the principal amount of each loan from MGL to the Buyer made in accordance with Part 4 (together “Part 4 Available Cash Loans”).

“Part 4 Operating Loss” means the amount by which the cash paid by MGL exceeds the cash received by MGL exclusively in relation to the operation of the Hospital Business.

“Part 4 Operating Loss Loan” means the principal amount of each loan from the Buyer to MGL made in accordance with Part 4 (together “Part 4 Operating Loss Loans”).

“Premises” means the Leasehold Premises - Seller Group.

“Pre-Adjustment Purchase Price” means [*].

“Prepayments” has the meaning given in the Umbrella Completion Accounting Principles to the line item entitled “Prepayments” in the Last Accounts.

“Prepayments -Seller Group” means Prepayments paid or made by MGL as described in the column marked Armidale Private Hospital in the Last Accounts subject to any adjustment in the column marked Armidale Private Hospital in the Umbrella Completion Accounts

“Principal Premises” means each property leased pursuant to any Government Contract.

“Purchase Price” has the meaning given in clause 3.2.

“Quarterly Period” has the meaning given to it in the Trust Deed.

“Related Body Corporate” has the meaning given in section 9 of the Corporations Act.

“Repayment Date” means the first to occur of:

(a)	the date on which this Deed is terminated under clause 2.6 and clause 2.7 as a consequence of a Seller Default or a Buyer Default;

(b)	C&P Completion; and

(c)	the date on which Expiry occurs.

“Representative” of a party includes an adviser, agent, director, employee, joint venturer, officer, partner, or sub-contractor of that party.

“Reserved Names” means “Mayne”, and any name containing the word “Mayne” and any name substantially similar to or reasonably capable of confusion with the word “Mayne”.

“Retained Business” has the meaning given to it in the Share and Asset Sale Deed.

“Seller Default” means:

(a)	any breach by the Seller of its obligations under Schedules 2, 3 or 4; or

(b)	termination by the Other Parties of all of the Government Contracts, except if the Buyer has in any way contributed to the termination of any or all of these Government Contracts other than by its performance of this Deed; or

(c)	MGL becomes insolvent or enters into liquidation (other than for the purposes of amalgamation or reconstruction) or if a receiver, administrator or similar officer is appointed in respect of the whole or part of any undertaking of MGL.

[*]	Certain confidential portions of these exhibits have been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

“Seller Group” means MGL and each of its Related Bodies Corporate (but excluding all Group Members) and where the context requires or allows “Seller Group Member” means any one or more of them.

“Seller’s Guarantees” means all securities, letters of credit, letters of comfort, guarantees and indemnities provided by or on behalf of the Seller to support the operation of the Hospital Business (or any part of it) as listed in Schedule 11.

“Seller’s Superannuation Fund” means the Mayne Group Limited Superannuation Fund.

“Share and Asset Sale Deed” has the meaning given in the Umbrella Deed.

“Shared Assets” means assets used by the Seller Group both for purposes:

(a)	of the Hospital Business; and

(b)	other than the Hospital Business,

excluding the assets which are the subject of the Shared Services Agreement.

“Shared Contracts” means the agreements or arrangements with third parties which are listed in Part B of Schedule 7 that relate partly to the Hospital Business and partly to any business of the Seller other than the Hospital Business and including the Head Office Contracts.

“Shared Services Agreement” has the meaning given to it in the Umbrella Deed.

“Stock” means all the stock in trade exclusively relating to the Hospital Business owned by the Seller at C&P Completion or C&P Trust Declaration (as the case may be), including all raw materials, factory supplies, components, work in progress, finished goods, packaging materials, spare parts, consumables, uniforms, stationery and goods in transit.

“Stock - Seller Group” means the Stock owned by the Seller described in the column marked Armidale Private Hospital in the Last Accounts, subject to any adjustment in the column marked Armidale Private Hospital in the Umbrella Completion Accounts.

“Tax” has the meaning given in the Share and Asset Sale Deed. “Taxable Income” means the amount calculated in accordance with the principles in the Income Tax Assessment Act 1936 and the Income Tax Assessment Act 1997.

“Trade Creditors” means all debts and other money which at or after C&P Completion or C&P Trust Declaration (as the case may be) are or become owing by the Seller in relation to goods or services sold or provided to the Seller exclusively in respect of the Hospital Business on or prior to C&P Completion or C&P Trust Declaration (as the case may be).

“Trade Creditors Liability - Seller Group” means all obligations, whether arising before, on or after C&P Completion or C&P Trust Declaration (as the case may be), in respect of or in connection with the Trade Creditors which, but for this Deed, the Seller would be obliged or liable to pay, carry out, perform, observe or complete after C&P Completion or C&P Trust Declaration (as the case may be).

“Trade Debtors - Seller Group” means all persons who owe a Trade Debt - Seller Group.

“Trade Debts” means:

(a)	all the debts and other money owed at C&P Completion or C&P Trust Declaration (as the case may be) to MGL to the extent that they relate to goods or services sold or provided by MGL;

(b)	accrued revenue from discharged patients and inpatients to the extent they relate to goods or services sold or provided by MGL;

(c)	all other debts and other money owed at C&P Completion or C&P Trust Declaration (as the case may be) including proceeds from the sale of property, plant and equipment,

exclusively in respect of the Hospital Business up to that time.

“Trade Debts - Seller Group” means those Trade Debts owed to or accrued by the Seller described in the columns marked Armidale Private Hospital in the Last Accounts, subject to any adjustment in the column marked Armidale Private Hospital in the Umbrella Completion Accounts.

“Trade Marks - Excluded” has the meaning given in the Umbrella Deed.

“Transaction Agreements” has the meaning given to it in the Umbrella Deed.

“Transferring Employees” means such of the Employees - Seller Group who accept the Buyer’s offer of employment made under clause 11.1.

“Transferring Independent Contractors” means such of the Independent Contractors - Seller Group who accept the Buyer’s offer of engagement made under clause 11.1.

“Trust” means the trust declared under the Trust Deed.

“Trust Declaration Price” has the meaning given to it in clause 17.3.

“Trust Deed” means the declaration of trust to be made by MGL after the date of this Deed in the form annexed as Annexure B.

“Trustee” has the meaning given to that term in the Trust Deed.

“Umbrella Completion Accounts” has the meaning given in the Umbrella Deed.

“Umbrella Completion Accounting Principles” has the meaning given in the Umbrella Deed.

“Umbrella Completion Date” has the meaning given in the Umbrella Deed.

“Umbrella Deed” means the deed so titled between MGL, Mayne Healthcare Holdings Pty Limited and Australian Newco Holdings Pty Ltd ACN 106 722 347 on or about the date of this Deed.

“Unit Certificate” means a document certifying the holder as a holder of a unit in the trust incorporated by the Trust Deed.

“Unit Sale Completion” has the meaning defined in clause 22.

“Unit Sale Completion Date” has the meaning defined in clause 22.

1.2	Defined terms in Parts 2 and 3

Defined terms in Parts 2 and 3 shall have the meaning defined in the Trust Deed unless the context otherwise requires.

1.3	Umbrella Deed

(a)	The parties have entered into an Umbrella Deed in relation to certain aspects of the sale of the Assets - Seller. The Umbrella Deed is supplementary to this Deed.

(b)	In the event of any inconsistency between this Deed and the Umbrella Deed, the Umbrella Deed shall prevail.

1.4	Other Indemnifying Parties

(a)	In consideration for the Sellers entering into this Deed with the Buyer, each indemnity granted by the Buyer pursuant to this Deed is hereby also granted by each of the Other Indemnifying Parties.

(b)	Without limiting the Buyer’s obligations under this Deed, every reference in this Deed to the “Buyer” shall be read as if it was a reference to the Buyer and each of the Other Indemnifying Parties.

(c)	The obligations and liabilities assumed by, and rights conferred on, the Buyer and the Other Indemnified Parties pursuant to the provisions referred to in clause 1.4(b) binds and benefits them jointly and severally.

(d)	A reference in this Deed to a “party” or “the parties” does not include any of the Other Indemnified Parties, except to the extent necessary to give effect to this clause 1.4.

2.	Conditions Precedent and C&P Completion Conditions

2.1	Conditions Precedent to the sale of the Assets - Seller

The terms of Part 1 of this Deed (clauses 3 - 16) have no force or effect and do not become binding on the parties unless and until:

(a)	Completion (as defined in the Share and Asset Sale Deed) occurs under the Share and Asset Sale Deed; and

(b)	on or before the Asset Sale Expiry Date each of the:

(i)	conditions precedent in paragraph 1 of Schedule 2 is satisfied or waived in accordance with the provisions of Schedule 2; and

(ii)	C&P Completion Conditions is satisfied or waived in accordance with the provisions of Schedule 3.

2.2	Conditions Precedent to the creation of the Trust

The terms of Part 2 of this Deed (clauses 17 - 20) have no force or effect and do not become binding on the parties unless and until:

(a)	Completion (as defined in the Share and Asset Sale Deed) occurs under the Share and Asset Sale Deed;

(b)	the earlier of:

(i)	the failure to satisfy or waive the conditions in clause 2.1(b) by the Asset Sale Expiry Date;

(ii)	the date elected by the Buyer pursuant to an election made by the Buyer under clause 2.13.

2.3	Conditions Precedent to the transfer of the Capital Units

The terms of Part 3 of this Deed (clauses 21 - 23) have no force or effect and do not become binding on the parties unless and until:

(a)	Completion (as defined in the Share and Asset Sale Deed) occurs under the Share and Asset Sale Deed;

(b)	each of the:

(i)	conditions precedent in paragraph 1 of Schedule 2 is satisfied or waived in accordance with the provisions of Schedule 2; and

(ii)	C&P Completion Conditions is satisfied or waived in accordance with the provisions of Schedule 3,

at any time after (but not before) the Asset Sale Expiry Date.

2.4	Conditions Precedent to the Loan Structure

The terms of Part 4 of this Deed (clause 24) have no force or effect and do not become binding on the parties unless and until:

(a)	Completion (as defined in the Share and Asset Sale Deed) occurs under the Share and Asset Sale Deed;

(b)	clause 17.1(c) applies.

2.5	Conditions

Each party must comply with all its obligations (whether before or after the Asset Sale Expiry Date):

(a)	in Schedule 2, until such time as the conditions precedent in paragraph 1 of Schedule 2 are satisfied or waived; and

(b)	in Schedule 3 until such time as the C&P Completion Conditions in Schedule 3 are satisfied or waived; and

(c)	in Schedule 4 until such time as the C&P Completion Conditions in Schedule 4 are satisfied or waived.

2.6	Buyer Default

If there is a Buyer Default on or before the Asset Sale Expiry Date which:

(a)	is not remedied within 28 days of notice of the Buyer Default by MGL to the Buyer; or

(b)	is incapable of being remedied,

MGL may at any time, at its discretion, terminate this Deed with immediate effect by giving the Buyer notice to that effect.

2.7	Seller Default

If there is the Seller Default on or before the Asset Sale Expiry Date which:

(a)	is not remedied within 28 days of notice of the Seller Default by the Buyer to MGL; or

(b)	is incapable of being remedied,

the Buyer may at any time, at its discretion, terminate this Deed with immediate effect by giving MGL notice to that effect.

2.8	Consequences of termination

If this Deed is terminated under clause 2.6 or clause 2.7, then:

(a)	each party is released from any obligations to further perform this Deed and this Deed will have no further effect other than as set out in this clause 2.7;

(b)	the Buyer must immediately reimburse MGL (or procure that a relevant Buyer Group Member reimburses MGL) for the service charges paid by MGL to the Buyer under clause 7(c) of the Shared Services Agreement;

(c)	if this Deed is terminated as a result of Buyer Default,:

(i)	the Buyer acknowledges and agrees that MGL may, as a result, terminate or breach the Government Contracts;

(ii)	prior to taking any steps to terminate or breach the Government Contracts, MGL must consult with the Buyer in relation to such termination or breach to enable the Buyer to mitigate any damage it considers it may suffer as a result of the termination or breach;

(iii)	the Buyer indemnifies and will keep indemnified MGL against any Liability suffered or incurred by MGL in terminating or breaching the Government Contracts;

(iv)	MGL will instruct the Escrow Agent to pay the Escrow Amount to MGL as MGL may direct;

(d)	if this Deed is terminated as a result of Seller Default, the Buyer will instruct the Escrow Agent in writing to pay the Escrow Amount to the Buyer as the Buyer may direct;

(e)	each party retains the rights it has against the other party in respect of any past breach or any claim that has arisen before termination; and

(f)	the Buyer must return to MGL the Disclosure Materials and any materials in any medium in its possession, power or control, which contain information relating to the Hospital Business, including the Business Records in accordance with the Confidentiality Deed.

The Buyer represents and warrants to MGL that the reimbursement under clause 2.8(b) is not a penalty. Neither the Buyer nor any Buyer Group Member may assert that this reimbursement is a penalty. The Buyer indemnifies MGL against any Liabilities suffered or incurred by MGL if this reimbursement is a penalty.

2.9	Acknowledgements

(a)	The parties acknowledge that nothing in this Deed will be taken as constituting:

(i)	unless and until the Conditions Precedent are satisfied in accordance with this clause 2, the sale, transfer or assignment, disposal, conveyance, loss, relinquishment or parting with possession (or agreement to do any of the aforementioned) to the Buyer of any of the Assets or any interest therein;

(ii)	the mortgage, charge, encumbrance, pledge, lien, loan, subletting, underletting (or agreement to do any of the aforementioned) to the Buyer of any of the Assets;

(iii)	the creation in favour of the Buyer of:

A.	a security or preferential interest or similar arrangement over any of the Assets;

B.	a mortgage, charge, encumbrance, hypothecation, pledge, lien, loan, subletting or underletting of any of the Assets;

C.	any other right or arrangement to have any claims the Buyer may have against MGL, satisfied prior to other creditors with or from the proceeds of realisation of any of the Assets; or

(iv)	MGL and the Buyer as partners or joint venturers in relation to the operation of the Hospital or any of the Assets.

(b)	Subject to clause 2.8(c) and 20.3, the parties acknowledge that unless and until the Conditions Precedent and C&P Completion Conditions are satisfied in accordance with this clause 2, it is not MGL’s intention at the date of this Deed to:

(i)	cease to operate the Hospital;

(ii)	cease to conduct all or any part of the Hospital Business; or

(iii)	resign as the operator of the Hospital.

(c)	For the avoidance of doubt, a reference to Assets in this clause 2.9 includes without limitation:

(i)	MGL’s right, title and interest in any of the Government Contracts;

(ii)	MGL’s right to operate the Hospital; and

(iii)	MGL’s right to occupy the Premises.

2.10	Conduct of Hospital Business

MGL (whether as trustee or in its personal capacity, as applicable) must, after Umbrella Completion:

(a)	continue to conduct the Hospital Business in the ordinary course of business as it was carried on immediately prior to Umbrella Completion; and

(b)	continue to provide the same classes and levels of insurance as maintained by the Seller Group Members immediately prior to Umbrella Completion;

unless any of the foregoing would, in MGL’s reasonable opinion, constitute a breach of the Government Contracts or the Law.

2.11	Pre-Completion Employee Arrangements

(a)	With effect from the date of this Deed until C&P Completion (“Liaison Period”), MGL must procure that no Seller Group Member in respect of or relating to some or all of the Employees - Seller Group enters into, or agrees to enter into, any industrial award, agreement (certified, registered or otherwise) or other arrangement or understanding concerning some or all of such employees and/or contractors (“Arrangement”) except in the ordinary course of business as determined by the Group General Manager Hospitals.

(b)	During the Liaison Period, if:

(i)	a Seller Group Member proposes to enter into, agree to enter into, or to initiate or participate in any negotiations or discussions in respect of, any Arrangement;

(ii)	there is any other industrial development (including actual, threatened or pending industrial action, disputation, litigation or proceedings) (“Industrial Action”) in respect of or relating to some or all of the Employees - Seller Group (“Business Persons”); or

(iii)	any meeting or discussions will, or are proposed to, be held or occur between representatives of a Seller Group Member and representatives of a union, employee organisation or Business Persons relating to some or all of the Business Persons,

(each an “Industrial Event”), then MGL must:

(iv)	keep the Buyer informed of the Industrial Event including the circumstances giving rise to, and the reasons for, and the ongoing status of the Industrial Event and the associated circumstances;

(v)	provide the Group General Manager Hospitals, with full and free access to all correspondence, notices, documents and other records in the possession or control of any Seller Group Member relating to the Industrial Event;

(vi)	in the case of any such proposed meeting or discussion, give the Group General Manager Hospitals the right to attend and participate in any such meeting or discussions and give him reasonable notice of the time and place of the meeting or discussions, together with details of the proposed topics of discussion;

(vii)	keep the Buyer informed of the outcome of any meetings with unions during the Liaison Period; and

(viii)	except to the extent such would breach any Law, comply with any conditions and requirements notified, and written directions given, by the Buyer in accordance with clause 2.11(c).

(c)	If an Industrial Event occurs or arises at any time during the Liaison Period:

(i)	the Buyer may, in its absolute discretion, do any or all of the following in respect of any proposed Arrangement:

A.	consent to the Arrangement either unconditionally or subject to such conditions or requirements as are notified by the Buyer to MGL; or

B.	withhold its consent to the Arrangement without giving reasons; and

(ii)	MGL will procure that any relevant Seller Group Members take (or fail to take) or do (or fail to do) any action or thing in respect of, arising out of, or in connection with, that Industrial Event or the circumstances giving rise to the Industrial Event as reasonably determined by the Group General Manager Hospitals including, in the case of any Industrial Action, relating to the conduct of any dispute or of any litigation or proceedings in any industrial tribunal or court.

(d)	Without in any way limiting the obligations imposed by clause 2.1l(c), during the Liaison Period, MGL must consult with the Buyer and ensure that each Seller Group Member takes all action and does all things within its power to limit the risk of any of the Business Persons making or bringing any claim, demand, action or proceedings in respect of retirement, redundancy, severance payments or any similar costs (“Redundancy Payments”), including:

(i)	being prepared to accept the resignation of Employees who are not covered by an industrial award or agreement (certified, registered or otherwise) and who resign to accept an offer of employment with the Buyer on the terms contemplated by the form of offer applicable to that employee;

(ii)	using reasonable endeavours to adopt and maintain the position that Employees will not be entitled to a Redundancy Payment if they refuse to accept an offer of employment or engagement by the Buyer;

(iii)	making all applications to relevant industrial tribunals as are available to any Seller Group Member to remove any obligations that would otherwise apply under any industrial awards or agreements (whether certified, registered or otherwise) to make Redundancy Payments in respect of any employees or contractors because of the offers of suitable alternative employment or engagement to be made, or made, by the Buyer in accordance with this Deed, whether or not those offers are accepted by those employees or contractors;

(iv)	co-operating with the Buyer to seek to secure:

A.	the agreement and support of all relevant unions and employee organisations in respect of all applications referred to in clause 2.11(d)(iii); and

B.	union endorsement of the position referred to in clause 2.11(d)(ii) having regard to the offers of suitable alternative employment or engagement to be made, or made, by the Buyer to Employees.

(e)	The Buyer indemnifies each Seller Group Member against any Liability it suffers or incurs in respect of the costs arising from any application to relevant industrial tribunals under clause 2.11(d)(iii).

2.12	Guarantees

(a)	Notwithstanding any other provision in this Deed (including those contained in any schedule or annexure), no natural person will be required to give any personal or entity any personal guarantee or undertaking.

(b)	If the Buyer is requested to procure a performance guarantee or similar undertaking from Australian Newco Holdings Pty Ltd ACN 106 722 347 in order to satisfy the Conditions Precedent in Schedule 2 or to satisfy the conditions in Schedule 3, the Buyer must provide such guarantee or undertaking.

2.13	Material cost

(a)	Notwithstanding any other provision in this Deed (including those contained in any schedule or annexure), the Buyer’s obligations contained in Schedule 2 and 3 of this Deed are limited to the use of its best endeavours and the Buyer shall not be required to incur or agree to incur any material cost in excess of $100,000 in order to satisfy the Conditions Precedent in Schedule 2 or to satisfy the conditions in Schedule 3.

(b)	If:

(i)	the Buyer is required to incur or to agree to incur any material cost in excess of $100,000 in order to satisfy the Conditions Precedent in Schedule 2 or to satisfy the conditions in Schedule 3; and

(ii)	the Buyer considers that the cost is excessive having regard to the Hospital Business at any time prior to the Asset Expiry Date the Buyer may by notice in writing to MGL elect that the terms of Part 2 of this Deed shall apply on a date no earlier than 10 Business Days after the date of the notice and the terms of Part 2 of this Deed will so apply on the date notified by the Buyer.

PART 1

3.	Sale of Assets - Seller Group

3.1	Sale of Assets - Seller Group

MGL agrees to sell to the Buyer and the Buyer agrees to purchase from the Seller the Assets - Seller Group free from any Encumbrance on the terms and conditions of this Deed.

3.2	Purchase Price

The Purchase Price payable for the Assets - Seller Group is the Pre-Adjustment Purchase Price apportioned in accordance with clause 5.1, adjusted in accordance with clause 2.8 and 3.2(b) of the Umbrella Deed and as further adjusted under clause 5.2.

4.	Balancing payments

4.1	Available Cash

On C&P Completion, MGL must pay to the Buyer any Available Cash by way of a reduction to the Pre-Adjustment Purchase Price.

4.2	Operating Loss

On C&P Completion, the Buyer must pay to MGL any Operating Loss by way of an addition to the Pre-Adjustment Purchase Price.

4.3	Notional Tax Amount

(a)	The Notional Tax Amount is the tax that would be payable on the Taxable Income of the Hospital Business for each tax year as if that business were a stand alone taxpayer.

(b)	MGL is entitled to deduct from the Available Cash an amount equal to the Notional Tax Amount at the end of each tax year.

(c)	For the avoidance of doubt the Notional Tax Amount cannot be negative.

(d)	For the avoidance of doubt when calculating the Taxable Income for a tax year any Tax Losses of an earlier tax year can be used to reduce Taxable Income.

5.	Purchase Price and payments

5.1	Pre-Adjustment Purchase Price

The Pre-Adjustment Purchase Price shall be apportioned in accordance with the following principles:

(a)	for the Fixed Assets - Seller Group, their tax written down value;

(b)	for the Stock - Seller Group, the value of the Stock - Seller Group as set out in the column marked Armidale Private Hospital in the Last Accounts;

(c)	for the Trade Debts - Seller Group, the value of the Trade Debts - Seller Group as set out in the column marked Armidale Private Hospital in the Last Accounts;

(d)	for the Prepayments - Seller Group, the value of the Prepayments - Seller Group as set out in the column marked Armidale Private Hospital in the Last Accounts;

(e)	$1.00 for the Seller’s right, title and interest in the Equipment Leases - Seller Group;

(f)	$1.00 for the Seller’s right, title and interest in the Leases - Seller Group;

(g)	the balance for the:

(i)	Intellectual Property Rights - Seller Group;

(ii)	Business Records - Seller Group;

(iii)	the right to be registered as the proprietor of the Business Names - Seller Group;

(iv)	the Seller’s right, title and interest in the Hospital Licence;

(v)	the Seller’s right, title and interest in the Government Contracts;

(vi)	Goodwill - Seller Group;

(vii)	the Seller’s right, title and interest in the Hospital Business Contracts - Seller Group; and

(viii)	any other asset transferred under this Deed.

5.2	Apportionment following adjustment

For the purposes of apportionment of the Pre Adjustment Purchase Price as adjusted in accordance with clause 4.1 and 4.2, any Available Cash shall be subtracted from and any Operating Loss shall be added to the Pre Adjustment Purchase Price.

6.	C&P Completion

6.1	C&P Completion place and date

C&P Completion will take place at the offices of Clayton Utz, 333 Collins Street, Melbourne, Victoria at 10 a.m. on the date which is 15 Business Days after the satisfaction of the Conditions Precedent and the C&P Completion Conditions or such other date or place (or both) as MGL and the Buyer may agree in writing.

6.2	Seller’s obligations on C&P Completion

On C&P Completion, MGL will:

(a)	(Possession): deliver to the Buyer:

(i)	the Fixed Assets - Seller Group;

(ii)	the Stock - Seller Group;

(iii)	the Business Records - Seller Group;

(iv)	copies of the Excluded Business Records;

(v)	hired, leased or any other assets the subject of any of the Hospital Business Contracts - Seller Group and Equipment Leases - Seller Group as are in the possession of the Seller (subject, where required, to the relevant counterparty’s consent); and

(vi)	possession of the Leasehold Premises - Seller Group (subject, where required, to the relevant lessor’s consent);

(b)	(Business Names): deliver to the Buyer forms required under the relevant legislation in the States and Territories in which the Business Names - Seller Group are registered to notify the relevant authorities in those States and Territories of the change in proprietorship of the Business Names - Seller Group to the Buyer, each duly executed by MGL;

(c)	(Transfer of Intellectual Property Rights - Seller Group): deliver to the Buyer duly executed assignments of all registered trademarks, registered designs, patents and copyrights included in the Intellectual Property Rights - Seller Group, together with all certificates of registration held by MGL in relation thereto;

(d)	(Certificates of registration and originals of Leases - Seller Group, Hospital Business Contracts - Seller Group and Equipment Leases - Seller Group): deliver to the Buyer originals (where possible, copies where not) of the Leases - Seller Group which have been assigned in accordance with clause 8 and which are in the possession of MGL, and originals of those of the Hospital Business Contracts - Seller Group and Equipment Leases - Seller Group (including all documents in relation to the WEF Leasing Arrangements referred to in clause 7.1(b)) which have been novated or assigned in accordance with clause 7 and which are in the possession of MGL;

(e)	(Notices and documents): deliver to the Buyer such notices and other documents as may be required to be executed or registered by the Seller under any statute in connection with the sale or assignment of the Assets - Seller Group, provided the Buyer has, at its own cost, prepared such notices and other documents and delivered the same to MGL’s solicitors at least 5 Business Days before the C&P Completion Date;

(f)	(Services): surrender or cause to be surrendered all telephone and related lines, electricity, gas and other utility services of the Hospital Business as relate to the Leasehold Premises - Seller Group, and use its best endeavours to assist the transfer or grant of those services (including the retention of all telephone and facsimile numbers) or, where that is not possible, the grant of new services to the Buyer or Group;

(g)	(Other obligations): perform all other obligations to be performed by it on C&P Completion under this Deed and procure that all other relevant Seller Group Members do the same.

6.3	Buyer’s obligations on C&P Completion

On C&P Completion, the Buyer will:

(a)	(Notice to release purchase price from escrow) give notice in writing to the Escrow Agent of C&P Completion and the Escrow Agent shall cause the payment of the Escrow Amount to MGL as MGL may direct.

(b)	(Assignment or novation) accept from MGL or the relevant Seller Group Member an assignment or novation, in a form satisfactory to the Buyer, acting reasonably, of such of those of the Leases - Seller Group, Hospital Business Contracts - Seller Group and Equipment Leases - Seller Group as have been obtained as at the C&P Completion Date(including all documents in relation to the WEF Leasing Arrangements referred to in clause 7.1(b)), and enter into occupation of the Leasehold Premises - Seller Group. For those Leases - Seller Group for which consent or assignment has not been obtained by the C&P Completion Date, the Buyer shall enter into occupation on the basis of clause 7;

(c)	(Accept delivery) accept from MGL delivery of the items referred to in clause 6.2(a), 6.2(b) and 6.2(c);

(d)	(Release of guarantees): cause to be delivered to MGL an unconditional release of each Seller’s Guarantee as the Buyer is reasonably able to obtain by the C&P Completion Date in a form reasonably satisfactory to MGL that it has been able to secure pursuant to clause 9.1;

(e)	(Other obligations): perform all other obligations to be performed by it on C&P Completion under this Deed and procure that all Group Members do the same.

6.4	Delivery

For the purposes of clause 6.2(a) delivery of any item (other than items in transit) will, where that item is ordinarily located at any of the Premises, be made by leaving that item at that location on the Premises.

6.5	Title

Subject to the necessary third party consents under clauses 7 and 8 and complying with any registration requirements, upon C&P Completion legal and beneficial ownership of the Assets - Seller Group will pass to the Buyer.

6.6	Risk and entitlement to profits

Risk in the Assets - Seller Group passes to the Buyer upon C&P Completion.

6.7	Interdependence

Except as the parties otherwise agree in writing, the requirements of clauses 6.2 and 6.3 are interdependent and are to be carried out contemporaneously. No delivery or payment will be deemed to have been made until all deliveries and payments have been made.

6.8	Notice to complete

Subject to clauses 2.6 and 2.7:

(a)	If MGL fail to satisfy their obligations under this clause 6 on or before the C&P Completion Date, the Buyer may give MGL a notice requiring it to satisfy those obligations within a period of 10 Business Days from the date of receipt of the notice, and declaring time to be of the essence in all respects. If MGL fails to satisfy those obligations on the date specified in the Buyer’s notice the Buyer may, without affecting or limiting any other rights it might have, terminate this Deed by giving MGL written notice to that effect and after any such termination the Buyer will be entitled to sue MGL for breach of contract.

(b)	If the Buyer fails to satisfy its obligations under this clause 6 on or before the C&P Completion Date or otherwise fails to satisfy its obligations to complete this Deed, MGL may give the Buyer a notice requiring it to satisfy those obligations within a period of 10 Business Days from the date of receipt of the notice, and declaring time to be of the essence in all respects. If the Buyer fails to satisfy those obligations on the date specified in MGL’s notice, MGL may, at its discretion and without affecting or limiting any other rights it might have, terminate this Deed by giving the Buyer written notice to that effect, or seek specific performance of this Deed. After any such termination MGL will be entitled to:

(i)	sue the Buyer for breach of contract; and

(ii)	resell and procure the resale of the Assets - Seller Group as owner,

whereupon the Buyer shall indemnify MGL from and against all Liabilities in relation to the Buyer’s breach of this Deed, including, in the circumstances set out in paragraph (ii), the deficiency (if any) arising on such resale and all expenses of and incidental to such resale or attempted resale, and the Buyer’s default.

(c)	If this Deed is terminated in accordance with clause 6.8(b):

(i)	each party is released from any obligations to further perform this Deed and this Deed will have no further effect other than as set out in this clause 6.8(c);

(ii)	the Buyer acknowledges and agrees that MGL may, as a result, terminate or breach the Government Contracts;

(iii)	the Buyer indemnifies and will keep indemnified MGL against any Liability suffered or incurred by MGL in relation to it terminating or breaching the Government Contracts;

(iv)	each party retains the rights it has against the other party in respect of any past breach of any claim that has arisen before termination; and

(v)	the Buyer must return to MGL the Disclosure Materials and any materials in any medium in its possession, power or control, which contain information relating to the Hospital Business, including the Business Records in accordance with the Confidentiality Deed.

7.	Novation and Assignment of Hospital Business Contracts - Seller Group and Equipment Leases - Seller Group

7.1	Novation or assignment on C&P Completion

(a)	From C&P Completion until the date which is 12 calendar months after C&P Completion (“Termination Option Date”), MGL must (and must procure that any relevant Seller Group Member) use its best endeavours (excluding paying money or providing other valuable consideration to or for the benefit of any person) to obtain all necessary consents to, and to secure, at its direction, the:

(i)	novation to the Buyer of those of the Hospital Business Contracts - Seller Group as are listed in Part A of Schedule 7 and those of the Equipment Leases - Seller Group as are listed in Schedule 8 on terms reasonably acceptable to both the Buyer and MGL; or

(ii)	assignment to the Buyer by and with effect from C&P Completion of the Hospital Business Contracts - Seller Group as are listed in Part A of Schedule 7 and those of the Equipment Leases - Seller Group as are listed in Schedule 8 on terms reasonably acceptable to both the Buyer and MGL.

(b)	The Buyer must accept such novation or assignment, assist and cooperate with MGL and each other party to the relevant Hospital Business Contract - Seller Group or Equipment Leases - Seller Group and the Buyer must execute any agreements or deeds (including a replacement master lease agreement in the case of Equipment Leases - Seller Group and any agreements or deeds so as to ensure that MGL is released from all the continuing obligations to the extent they relate to the WEF Leasing Arrangements (as set out in Schedule 8) which novations and agreements or deeds in relation to the WEF Leasing Arrangements must have been obtained as at the C&P Completion Date) that may reasonably be required by the relevant other party as a condition of the other party’s consent.

(c)	Subject to C&P Completion, MGL (on behalf of the relevant Seller Group Member) hereby assigns to the Buyer with effect on and from C&P Completion the benefit of those of the Hospital Business Contracts - Seller Group not listed in Part A of Schedule 7 in respect of which assignments are permitted without the consent of the other party to the Hospital Business Contract - Seller Group.

7.2	Obligations pending or if no novation or assignment

If any of the Hospital Business Contracts - Seller Group or the Equipment Leases - Seller Group referred to in clause 7.1 or otherwise, are not novated or assigned to, or for the benefit of, the Buyer, on and from C&P Completion, then until any novation or assignment occurs or until such Hospital Business Contract - Seller Group or Equipment Lease - Seller Group is terminated or expires under clause 7.3 or otherwise:

(a)	MGL must (and must procure that all Seller Group Members) use its reasonable endeavours (excluding paying money or providing other valuable consideration to or for the benefit of any person) to ensure that each Hospital Business Contract - Seller Group or Equipment Leases - Seller Group continues in full force and effect and is held for the benefit of the Buyer or the Group;

(b)	the Buyer or the Group must to the extent that it is lawfully able, perform on behalf of the relevant Seller Group Member all obligations of the Seller Group Member under or arising out of that Hospital Business Contract - Seller Group or Equipment Leases - Seller Group whether arising before, on or after C&P Completion (and the relevant Seller Group Member must reasonably facilitate this); and

(c)	to the extent that the Buyer and/or the Group is not lawfully able to perform any obligation or exercise any right of a Seller Group Member, the relevant Seller Group Member must, on the request and at the reasonable expense of the Buyer and/or the Group, perform that obligation or exercise that right provided that:

(i)	the relevant Seller Group Member is lawfully able and capable of doing so and will not suffer any resulting Liability; and

(ii)	the Buyer provides timely instructions to the Seller Group Member as to how it requires the Seller Group Member to exercise that right, failing which the Seller Group Member may exercise that right as it thinks fit.

7.3	Obligations if novation or assignment is not possible

If:

(a)	the Termination Option Date has expired; or

(b)	the relevant third party to the Hospital Business Contract - Seller Group or Equipment Leases Seller has given written notice to MGL or the Buyer that it does not consent to novation or assignment of the Hospital Business Contract - Seller Group or Equipment Lease - Seller Group (as the case may be); or

(c)	the relevant third party provides its consent to novation or assignment of the Hospital Business Contract - Seller Group or Equipment Lease - Seller Group on conditions which are not reasonably acceptable to MGL or the Buyer, then, subject to clause 7.4:

(d)	MGL may, at its discretion, terminate or breach the Hospital Business Contract - Seller Group or Equipment Lease - Seller Group provided that it consults with the Buyer in good faith and gives reasonable notice in writing to the Buyer before such termination or breach;

(e)	MGL must if possible under the terms of those agreements terminate the Hospital Business Contract - Seller Group or Equipment Lease - Seller Group at the written direction of the Buyer;

(f)	subject further to clause 7.3(d) and (e), MGL must ensure that each such Hospital Business Contract - Seller Group and Equipment Lease - Seller Group continues in full force and effect and is held for the benefit of the Buyer, and the Buyer must pay all amounts then due and payable and which may then be due and payable under the relevant Hospital Business Contract - Seller Group and Equipment Leases - Seller Group.

7.4	Indemnities

From C&P Completion, the Buyer indemnifies each Seller Group Member against any Liabilities suffered or incurred by it in relation to:

(a)	any Hospital Business Contract - Seller Group or Equipment Lease - Seller Group terminated or breached under:

(i)	clause 7.3(d) to the extent that such document was included in Schedule 7 or Schedule 8;

(ii)	clause 7.3(e); and

(b)	any Hospital Business Contracts - Seller Group or the Equipment Leases - Seller Group referred to in clause 7.3(f); and

(c)	termination by the relevant third party or expiry of any Hospital Business Contract - Seller Group or Equipment Lease - Seller Group,

whether arising before, on or after C&P Completion, including any Liabilities suffered or incurred by it in complying with its obligations or exercising its rights under that contract or as a result of terminating or breaching that contract.

7.5	Transfer of Assets under Equipment Leases - Seller Group

If:

(a)	an amount becomes payable by the Buyer under an indemnity in clause 7.4 relating to Equipment Leases - Seller Group as a result of the termination or expiry of any such Equipment Leases - Seller Group; and

(b)	upon such termination or expiry, legal and beneficial title to any assets to which such Equipment Leases - Seller Group relate becomes vested in MGL or any other Seller Group Member,

then upon the receipt by MGL or the relevant Seller Group Member of the full amount payable under the indemnity by the Buyer, MGL must or must procure the transfer of the legal and beneficial title to the Buyer of such assets.

8.	Novation and Assignment of Leases- Seller

8.1	Novation or assignment on C&P Completion

(a)	From C&P Completion until the date which is 12 calendar months after C&P Completion (“Termination Option Date”), MGL must use its reasonable endeavours (excluding paying money or providing other valuable consideration to or for the benefit of any person) to obtain all necessary consents to, and to secure at its discretion, the:

(i)	novation of those of the Leases - Seller Group as are listed in Schedule 9 on the terms set out in Part A of Schedule 10; or

(ii)	assignment to the Buyer by and with effect from C&P Completion of the Leases - Seller Group as are listed in Schedule 9 on the terms set out in Part B of Schedule 10.

(b)	The Buyer must accept such novation or assignment, assist and cooperate with MGL and each other party to the relevant Leases - Seller Group and the Buyer must execute any agreements or deeds that may reasonably be required by the relevant other party as a condition of the other party’s consent.

(c)	Subject to C&P Completion, MGL hereby assigns to the Buyer with effect on and from C&P Completion the benefit of those of the Leases - Seller Group as are not listed in Schedule 9 in respect of which assignments are permitted without the consent of the other party to the Leases - Seller Group.

8.2	Obligations pending or if no novation or assignment

If any of the Leases - Seller Group referred to in clause 8.1 or otherwise, are not novated or assigned to, or for the benefit of, the Buyer, on and from C&P Completion, then until any novation or assignment occurs or until the Leases- Seller Group are terminated or expires under clause 8.3 or otherwise:

(a)	MGL must, to the extent it is lawfully able, procure that the Lease - Seller Group continues in full force and effect and must allow the Buyer to use or occupy the properties the subject of the Lease - Seller Group as licensee; and

(b)	the Buyer or the Group must to the extent that it is lawfully able, perform on behalf of the Seller all obligations of the Seller under or arising out of that Leases - Seller Group whether arising before, on or after C&P Completion (and the Seller must reasonably facilitate this); and

(c)	to the extent that the Buyer and/or the Group is not lawfully able to perform any obligation or exercise any right of the Seller, the Seller must, on the request and at the reasonable expense of the Buyer and/or the Group, perform that obligation or exercise that right provided that:

(i)	the Seller is lawfully able and capable of doing so and will not suffer any resulting Liability; and

(ii)	the Buyer provides timely instructions to the Seller as to how it requires the Seller to exercise that right, failing which the Seller may exercise that right as it thinks fit.

8.3	Obligations if novation or assignment is not possible

If:

(a)	the Termination Option Date has expired; or

(b)	the relevant third party to the Leases- Seller Group has given written notice to MGL or the Buyer that it does not consent to assignment of the Leases - Seller Group; or

(c)	the relevant third party provides its consent to assignment of the Leases- Seller Group on conditions which are not reasonably acceptable to MGL or the Buyer,

then, subject to clause 8.4 :

(d)	MGL may, at its discretion, terminate or breach the Leases - Seller Group provided that it consults with the Buyer in good faith and gives reasonable notice in writing to the Buyer before such termination or breach;

(e)	MGL must, if possible under the terms of the Leases - Seller Group, terminate the Leases - Seller Group at the written direction of the Buyer; and

(f)	subject further to clauses 8.3(d) and 8.3(e), MGL must ensure that each such Lease - Seller Group continues in full force and effect and is held for the benefit of the Buyer or the Group and the Buyer must pay all amounts then due and payable and which may become due and payable under the relevant Lease - Seller Group.

8.4	Indemnities

From Completion, the Buyer indemnifies each Seller Group Member against any Liabilities suffered or incurred by it in relation to:

(a)	any Lease - Seller Group terminated or breached under:

(i)	clause 8.3(d), to the extent that such document was included in Schedule 9;

(ii)	clause 8.3(e);

(b)	any Lease - Seller Group referred to in clause 8.3(f); and

(c)	termination by the relevant third party of any Lease - Seller,

whether arising before, on or after C&P Completion, including any Liabilities suffered or incurred by it in complying with its obligations or exercising its rights under that lease or as a result of terminating or breaching that lease.

9.	Release of Seller’s Guarantees

9.1	Release

The Buyer must use its best endeavours (excluding paying money or providing other valuable consideration to or for the benefit of any person) to secure, before C&P Completion, the unconditional release of each Seller Group Member from the Seller’s Guarantees effective from C&P Completion and MGL must use all reasonable endeavours to assist the Buyer in this regard.

9.2	Indemnity

From C&P Completion, the Buyer indemnifies each Seller Group Member against any Liability which it suffers, incurs or is liable for, directly or indirectly in relation to the Seller’s Guarantee. MGL enters into this document for itself and each other person who has given the Seller’s Guarantee and accordingly accepts the full benefit of this clause on behalf of those persons. The parties agree that MGL may enforce this provision on behalf of those other persons.

10.	Shared arrangements

10.1	Shared Contracts

(a)	Subject to the terms of each Shared Contract and the Shared Services Agreement, MGL and the Buyer agree that they will, each at their own expense, use their respective reasonable endeavours to effect the transfer to the Buyer of that part of the benefits and obligations of the Seller under the Shared Contract that relates to the Hospital Business with effect on and from C&P Completion by either:

(i)	agreeing with the counterparty to the Shared Contract:

A.	to amend the terms of the Shared Contract to remove from the Shared Contract those benefits and obligations under the Shared Contract that relate to the Hospital Business; and

B.	that the counterparty will enter into a new contract with the Buyer or any Group Member in respect of those benefits and obligations between the counterparty and the Buyer; or

(ii)	if transfer pursuant to sub-paragraph (i) above cannot be effected, to the extent that the Shared Contract permits, by assigning that part of the benefits to the Buyer and the Buyer Assuming that part of the obligations under the Shared Contract that relate to the Hospital Business.

(b)	If transfer cannot be effected by one of the methods contemplated in clause 10.1(a) then to the extent that the Shared Contract permits, MGL will, and the Buyer agrees that it will, after C&P Completion conduct its business on the basis that the benefits and obligations under the Shared Contract had been assigned and Assumed as contemplated in clause 10.1(a)(ii).

(c)	The Buyer indemnifies the Seller Group Member which is party to the Shared Contract against all Liabilities suffered or incurred by the Seller Group Member arising from any breach by any Buyer Group Member of the Shared Contract after its partial assignment pursuant to clause 10.1(a)(ii).

(d)	MGL indemnifies the Buyer against any Liability suffered or incurred by it as a result of the act or omission of any Seller Group Member under, or relating to, any retained part of a Shared Contract after the partial assignment to the Buyer pursuant to l0.1(a)(ii).

10.2	Shared Assets

MGL will, to the extent it is lawfully able, use its reasonable endeavours to ensure that the Buyer can continue to use the Shared Assets in relation to the Hospital Business on the same basis after C&P Completion as they were used by the Hospital Business before C&P Completion (except to the extent that the parties may otherwise agree).

11.	Employees and Independent Contractors

11.1	Provision of employment or engagement

The Buyer must offer employment to each of the Employees - Seller Group and the engagement of each of the Independent Contractors - Seller Group to commence from the day after the C&P Completion Date. The offer of such employment must be communicated to the Employees - Seller Group or the Independent Contractors - Seller Group in the form agreed between the parties acting reasonably at least 10 Business Days before the C&P Completion Date. The employment or engagement so offered must be for a position substantially similar to the relevant Employee’s - Seller Group or Independent Contractor’s - Seller Group position immediately prior to C&P Completion and must be on terms and conditions (including as to superannuation (as applicable)) that are in the aggregate no less favourable than those on which the relevant Employee - Seller Group is employed or relevant Independent Contractor - Seller Group is engaged immediately prior to C&P Completion provided that, except to the extent that the Buyer otherwise determines in its absolute discretion, in no circumstances will any Employee be offered or entitled to seek membership of any defined benefits superannuation fund.

11.2	Payments to Employees and Independent Contractors

(a)	Subject to clauses 11.2(d) and 11.2(e), on C&P Completion (or in the case of bonuses for the year ending on 30 June 2003, in accordance with the Seller’s usual practice), if it has not already done so, MGL must pay each Employee - Seller Group:

(i)	the amount of his or her wage or salary entitlements;

(ii)	elected salary sacrifice amounts;

(iii)	bonuses for any year ending on or prior to 30 June 2003;

(iv)	commissions (for the avoidance of doubt excluding annual leave, sick leave, rostered day off leave and long service leave entitlements) and in respect of Independent Contractors-Seller Group all other amounts payable in relation to services provided by the Independent Contractors-Seller Group;

(v)	in respect of Independent Contractors - Seller Group, all other amounts payable in relation to services provided by Independent Contractors - Seller Group,

accrued up to and payable to them on or before C&P Completion pursuant to

(vi)	a contract of employment;

(vii)	an Australian Workplace Agreement, award or certified agreement under the Workplace Relations Act 1996;

(viii)	an enterprise agreement registered under State Law; or

(ix)	other form of agreement provided for under an industrial statute, Law or otherwise,

to which the Seller was a party, and on the same terms that applied, as at C&P Completion.

(b)	MGL must pay to each Employee - Seller Group any payment or inducement it has promised on completion of the transactions contemplated by the Transaction Agreements.

(c)	MGL must indemnify the Buyer against all claims made by such Employee - Seller Group from time to time after the C&P Completion Date against the Buyer in relation to clause 11.2(a).

(d)	MGL will not be required to pay any amount referred to in clause 11.2(a) to the extent to which such amount is recorded as a “liability” in the Umbrella Completion Accounts.

(e)	For the avoidance of doubt, clause 11.2(a) does not require the Seller to make any retirement, redundancy, termination or severance payments of the nature described in clause 11.4(d).

11.3	Recognition of prior service

The Buyer must treat each Employee - Seller Group and Independent Contractor - Seller Group and deal with every entitlement (including annual and sick leave, rostered day off leave and prior service for the purpose of calculating long service leave and redundancy or severance payments (as applicable)) as if every entitlement had been accrued by the respective Employee - Seller Group and Independent Contractor - Seller Group while in the employment or engagement of the Buyer.

11.4	Indemnity for Employees and Independent Contractors

Subject to C&P Completion, the Buyer will be solely responsible for and indemnifies each Seller Group Member against any Liability it suffers or incurs in respect of:

(a)	wages, salary and any other payment, benefit or amount owing to Employees - Seller Group and attributable to their employment after C&P Completion or, in the case of bonuses, attributable to their employment after 30 June 2003;

(b)	fees, charges and any other payment, benefit or amount owing to Independent Contractors and attributable to their engagement after C&P Completion;

(c)	annual leave, sick leave, rostered day off leave, long service leave, time off in lieu and any other form of leave payment owing to Employees - Seller Group and attributable to their employment or engagement up to, on or after C&P Completion; and

(d)	retirement, redundancy, contract termination or severance payments, benefits, costs or compensation of any kind (including payment in lieu of notice, severance payments howsoever called, in respect of annual leave, sick leave, rostered day off leave, long service leave and any other form of leave payments owing and payments in respect of goodwill) payable under a contract of employment or engagement, Australian Workplace Agreement, award, agreement (certified, registered or otherwise) or other arrangement or an award or order made by a Court or other tribunal or Government Authority under Law, to any Employee - Seller Group or former Employee and whether attributable to their employment or engagement before or after their commencement with Seller Group Member arising from or in respect of a termination or cessation of their employment or engagement by any Seller Group Member before, on or after C&P Completion,

To the extent that this clause provides indemnification for an Independent Contractor, such indemnification will apply to any Liability arising in respect of any direct or indirect subcontractor of that Independent Contractor.

11.5	Employee Lists and Independent Contractor Lists

At such reasonable period of time prior to C&P Completion as the Buyer may require, MGL will provide to the Buyer:

(a)	a current list of the Employees - Seller Group which will contain the following details in relation to each individual:

(i)	the individual’s full name;

(ii)	the Hospital/location at which the individual is employed;

(iii)	the individual’s employer;

(iv)	the individual’s employment classification/position;

(v)	the individual’s current mailing address;

(vi)	whether the individual is a defined benefit superannuation member; and

(b)	a current list of Independent Contractors - Seller Group which will contain the following in respect of each individual:

(i)	the individual’s full name;

(ii)	the Hospital/location at which the individual is engaged;

(iii)	the Seller Group Member who engages the individual;

(iv)	the individual’s classification/position as an independent contractor; and

v)	the individual’s current mailing address.

12.	Superannuation

(a)	The Buyer shall make available or establish by the C&P Completion Date one or more suitable superannuation funds (“Buyer’s Fund”) to provide superannuation benefits for those of the Transferring Employees who are members of the Seller’s Superannuation Fund as at the C&P Completion Date and who agree to become members of the Buyer’s Fund (“Transferring Members”).

(b)	The Seller and the Buyer may agree in writing that special arrangements for superannuation shall apply in respect of one or more Transferring Employees.

(c)	Subject to paragraph (d), except for a Transferring Employee covered by an arrangement made under paragraph (b), the Buyer must provide superannuation benefits for the Transferring Members which, taken as a whole, shall be no less favourable than those provided to them by their employer as at the C&P Completion Date, save and except that the Transferring Members shall have no rights and no provision shall be made for any right to any surplus in the Seller’s Superannuation Fund and the Seller shall ensure that they shall not suffer any reduction in benefits or amounts transferred to the Buyer’s Fund representing or otherwise attributable to any deficit or under-funding in the Seller’s Superannuation Fund.

(d)	The Seller agrees that notwithstanding paragraph (c), the Buyer is not required to provide defined benefit style benefits to any Transferring Members who were entitled to defined benefits in the Seller’s Superannuation Fund.

(e)	The Buyer must pay for all costs in establishing (or making available) the Buyer’s Fund. For the avoidance of doubt, these costs will include all legal costs incurred in reviewing the trust deed, including any cost incurred in amending that trust deed.

(f)	The Buyer shall allow each Transferring Member to voluntarily transfer his or her superannuation benefits in the Seller’s Superannuation Fund to the Buyer’s Fund. Such voluntary transfer shall be in lieu of payment of the benefit to which the Transferring Member is entitled at the C&P Completion Date.

(g)	The Seller will procure that the amount transferred in respect of each Transferring Member from the Seller’s Superannuation Fund to the Buyer’s Fund shall be at least equal to the Transferring Member’s member’s reserve in the Seller’s Superannuation Fund as at the C&P Completion Date, adjusted for earnings at the estimated earning rate of the Seller’s Superannuation Fund in respect of the period from the C&P Completion Date to the date the relevant amount is transferred.

(h)	Notwithstanding anything to the contrary in this Deed, each Transferring Employee will have the right to access their benefit at the C&P Completion Date in accordance with the provisions of the governing rules of the Seller’s Superannuation Fund and any applicable superannuation laws.

(i)	The Buyer will provide, and procure the trustee of the Buyer’s Fund to provide, to the trustee of the Seller’s Superannuation Fund all information that the trustee of the Seller’s Superannuation Fund reasonably needs to facilitate a transfer of the Transferring Members and their benefits to the Buyer’s Fund.

(j)	The Seller will use its best endeavours to procure that the trustee of the Seller’s Superannuation Fund provides to the trustee of the Buyer’s Fund all information that the trustee of the Buyer’s Fund reasonably needs to facilitate a transfer of the Transferring Members and their benefits to the Buyer’s Fund, and such other information that the Buyer or the trustee of any superannuation fund nominated by the Buyer reasonably requires to administer any benefits or enable any benefits to be provided to each Transferring Employee.

13.	Trade Debts - Seller Group

(a)	From C&P Completion, the Buyer shall be solely responsible for the collection of the Trade Debts - Seller Group. Except as provided in this clause 13, the Seller is not obliged to take or continue, alone or jointly with the Buyer, any action with respect to the Trade Debts - Seller Group.

(b)	If requested by the Buyer, MGL will execute joint notices in a form acceptable to both parties addressed to each Trade Debtor - Seller Group notifying the Trade Debtors - Seller Group of the assignment of the Trade Debts - Seller Group.

(c)	If the Seller receives any payment from any Trade Debtor - Seller Group in respect of any Trade Debt after the C&P Completion Date, MGL must account to the Buyer for the amount received within 5 Business Days after its receipt.

14.	Plant and equipment

(a)	The Buyer acknowledges and agrees that the Fixed Assets - Seller Group may include plant and equipment which is a fixture or a tenant’s fixture or a part of the land on which it is situated. The Buyer acknowledges that it has satisfied itself completely about the existence of such items and their value.

(b)	Notwithstanding that the Buyer vacates the Premises at or any time after C&P Completion, the Buyer may not make any claim against the Seller in relation to the value or classification of such items of Fixed Assets - Seller Group on the basis of them being fixtures, tenant’s fixtures or part of the land on which they are being situated.

15.	Liabilities

The Buyer must Assume on and from C&P Completion the Assumed Liabilities and any other Liability which any Seller Group Member suffers or incurs, whether arising before, on or after C&P Completion, in relation to the Hospital Business. From that time, the Buyer will be solely responsible for and must indemnify each Seller Group Member against any such Liability.

16.	Going concern

(a)	The Buyer and MGL agree that the sale of the Assets - Seller Group under this Deed constitutes the supply of a going concern for the purposes of the GST Act.

(b)	MGL undertakes that it will carry on the enterprise transferred under this Deed until the day that the supply is made for the purposes of the GST Act.

(c)	The Buyer warrants that it will be registered or required to be registered for GST at the C&P Completion Date.

(d)	Except where this Deed provides otherwise, terms used in this clause have the meanings given to those terms by the GST Act.

(e)	The Buyer agrees that MGL will apply for a GST ruling from the Commissioner of Taxation on the question of whether the sale of the Assets - Seller Group is a sale of a going concern. The Buyer further agrees to meet the reasonable costs of MGL in making such an application and other costs associated with obtaining the GST ruling. The Buyer will have a reasonable opportunity to make comments on the application prior to its being lodged with the Commissioner.

(f)	If the Buyer and MGL are mistaken and the sale of the Assets - Seller Group under this Deed is not a supply of a going concern, then the Buyer will indemnify MGL for any GST, interest and penalties however described, paid or payable by MGL attributable to the supply, except any interest and penalties payable or accruing after a payment is made under this clause.

PART 2

17.	Declaration of Trust

17.1	Court Order

(a)	If any Government Party threatens or applies for an Order and the Loan Structure cannot be adopted under clause 17.1 then:

(i)	the parties will co-operate in good faith to oppose the granting or making of such an Order; and

(ii)	the costs of such opposition (including professional legal costs) will be shared equally,

unless a barrister of at least 10 years’ standing (“Senior Barrister”) provides a written opinion to any party to the effect that an Order has a greater than 70% chance of being granted (“Adverse Opinion”).

(b)	If notwithstanding any efforts of the parties set out in paragraph (a):

(i)	such an Order is granted; or

(ii)	a Senior Barrister provides an Adverse Opinion,

and:

(iii)	the Trust has not been declared, MGL shall instruct the Escrow Agent to pay 50% of the Escrow Amount to the Buyer and 50% of the Escrow Amount to the Seller; or

(iv)	the Escrow Amount has been paid to MGL, MGL shall pay an amount equal to 50% of the Escrow Amount to the Buyer and clauses 20.3(c)(ii), (iii) and (iv) will apply,

upon which MGL must use its best endeavours to sell the Hospital Business to a third party, and upon such sale, the parties will share equally:

(v)	the price paid by the third party; and

(vi)	the costs of the sale,

and thereafter any party may terminate this Deed.

(c)	If any Government Party threatens or applies for an Order, then the parties will adopt the Loan Structure unless:

(i)	the Order is granted and restricts the operation of the Loan Structure; or

(ii)	a Senior Barrister provides a written opinion to any party to the effect that upon any relevant application by a Government Party, an order, ruling or determination by any court or competent authority which restricts the operation of the Loan Structure or adversely affects the rights of any party under the Loan Structure has a greater than 70% chance of being granted.

17.2	Declaration of trust

Subject to clause 17.1, MGL agrees to declare that it will hold its rights, title and interest in:

(a)	the Assets - Seller Group upon trust absolutely for the Capital Unit Holder; and

(b)	the Income upon trust absolutely for the Income Unit Holder,

on the terms described in the Trust Deed on the date which is the day after the Asset Sale Expiry Date and issue Unit Certificates for Income Units accordingly. For the avoidance of doubt, this clause does not effect a declaration of trust.

17.3	Consideration and apportionment

(a)	The price (“Trust Declaration Price”) payable by the Buyer for the declaration of the Trust is the GST - exclusive Pre-Adjustment Purchase Price adjusted:

(i)	by that part of the Umbrella Completion Amount directly attributable to any Asset - Seller Group, in accordance with clauses 2.8 and 3.2(b) of the Umbrella Deed; and

(ii)	under clause 4.

(b)	At any time after C&P Trust Declaration, MGL will give notice in writing to the Escrow Agent that the C&P Trust Declaration has occurred and the Escrow Agent shall cause the payment of the Escrow Amount to MGL as MGL may direct in satisfaction of the Buyer’s obligation under clause 17.3.

(c)	The parties agree to comply with and be bound by the provisions of clause 4 as if that clause were repeated in this Part 2 and amended by replacing all references to the defined term “C&P Completion” with the defined term “C&P Trust Declaration”.

17.4	Going concern

(a)	If a declaration of trust is made as a consequence of clause 17.2 which gives rise to a taxable supply (as defined in the GST Act) between MGL and the Trust, or between MGL in its personal capacity and MGL in its capacity as Trustee for the Trust, the parties agree that the supply of the Assets - Seller Group under this Deed constitutes a supply of a going concern for the purposes of the GST Act.

(b)	MGL undertakes that it will carry on the enterprise transferred under this Deed until the day that the supply is made for the purposes of the GST Act.

18.	Operating Loss Loan

18.1	Determination of Operating Loss

MGL in its capacity as Trustee will determine the amount of any Operating Loss of the Trust in respect of each preceding Quarterly Period in accordance with the terms of the Trust Deed.

18.2	Operating Loss Loan

(a)	If in respect of a Quarterly Period an Operating Loss is calculated in respect of the Trust, then within 20 Business Days of final determination or agreement as to the amount of Operating Loss, in accordance with clause 18.3, the Buyer must make a loan to MGL in its capacity as Trustee in an amount equal to the Operating Loss for that Quarterly Period. Payment of any Operating Loss Loan will be made in Australian dollars in cleared funds into such bank account in Australia as MGL may nominate in writing to the Buyer.

(b)	The amount loaned, or any part of it, will form part of the Trust upon receipt by MGL in its capacity as Trustee.

(c)	The Performance Period of each Operating Loss Loan must end no later than 10 years from the date on which the funds were provided.

18.3	Disputes over the Operating Loss Loan

(a)	If MGL or the Buyer disputes the calculation of Operating Loss under the Trust Deed and the dispute is not resolved within 10 Business Days of the determination by MGL referred to in clause 18.1, either MGL or the Buyer may by notice in writing to the other at any time within 10 Business Days after the end of that period require that the difference of opinion or dispute be referred to an expert for determination in accordance with the principles in paragraph (b) below. Such expert (“Expert”) must be an auditor with relevant industry expertise agreed in writing by MGL and the Buyer or in the event that MGL and the Buyer are not able to agree upon such an expert within 5 Business Days of either MGL or the Buyer giving notice that it requires that the difference of opinion or dispute be resolved by an expert, the expert will be appointed by the President for the time being of the Institute of Chartered Accountants in Australia or his or her nominee.

(b)	Each of MGL and the Buyer is entitled to:

(i)	make a written submission to the Expert within 5 Business Days of the date of appointment of the Expert;

(ii)	provide a response to the Expert in respect of the other’s submission within 5 Business Days of receipt of their submission, that in each case must not exceed 15 pages in aggregate (including all annexures) and which they must each provide to the other.

(c)	The Expert must:

(i)	act as an expert and not as an arbitrator and his or her written determination will be final and binding on MGL and the Buyer in the absence of manifest error;

(ii)	determine the difference of opinion or dispute within 20 Business Days of the date of appointment of the Expert; and

(iii)	have the right to review all relevant working papers of MGL and KPMG and to interview the Representatives of the parties and their audit partners.

(d)	The costs of the Expert are to be borne in the manner agreed between the Buyer and MGL or determined by the Expert.

(e)	The calculation of the Operating Loss (as the case may be) will be deemed to be varied to reflect any alteration agreed to by the Buyer and MGL or which the Expert determines be made pursuant to this clause.

18.4	No Interest

The Operating Loss Loans are interest free.

18.5	Repayment

Subject to clause 18.3 and clause 4 of the Trust Deed, the Operating Loss Loans are repayable in full immediately after Unit Sale Completion and are not repayable (whether in whole or in part) before the occurrence (if ever) of Unit Sale Completion.

19.	Indemnification of MGL in its personal capacity

MGL in its capacity as Trustee must Assume on and from C&P Trust Declaration the Assumed Liabilities and any other Liability which MGL in its personal capacity suffers or incurs, whether arising before, on or after C&P Trust Declaration (as the case may be), in relation to the Hospital Business. From that time, without limiting the operation of clause 12.6 of the Trust Deed, MGL in its capacity as Trustee is solely responsible for and indemnifies MGL in its personal capacity against any such Liability.

20.	Default and termination

20.1	Buyer Default

If there is a Buyer Default or a failure by the Buyer to loan to the Trustee an amount equal to the Operating Loss in accordance with the terms set out in clause 18 which:

(a)	is not remedied within 28 days of notice of the default by MGL to the Buyer; or

(b)	is incapable of being remedied,

MGL may at any time, at its discretion, terminate this Deed with immediate effect by giving the Buyer notice to that effect.

20.2	Seller Default

If there is a Seller Default or the failure by MGL to pay, in accordance with the Trust Deed, a distribution payable on the Income Units which:

(a)	is not remedied within 28 days of notice of the Seller Default by the Buyer to MGL; or

(b)	is incapable of being remedied,

the Buyer may at any time, at its discretion, terminate this Deed with immediate effect by giving MGL notice to that effect.

20.3	Consequences of termination

If this Deed is terminated under this clause 20, then:

(a)	each party is released from any obligations to further perform this Deed and this Deed will have no further effect other than as set out in this clause 20.3;

(b)	if this Deed is terminated as a result of Buyer Default or a failure by the Buyer to loan to the Trustee an amount equal to the Operating Loss in accordance with the terms set out in clause 18:

(i)	the Buyer acknowledges and agrees that MGL may, as a result, terminate or breach the Government Contracts;

(ii)	prior to taking any steps to terminate or breach the Government Contracts, MGL must consult with the Buyer in relation to such termination or breach to enable the Buyer to mitigate any damage it considers it may suffer as a result of the termination or breach;

(iii)	the Buyer irrevocably transfers to MGL all its rights, title and interest in any Operating Loss Loans and any Cash Shortfall Loans for no consideration;

(iv)	the Buyer must within 5 Business Days after written demand by MGL, but only after receipt of any outstanding distributions payable on the Income Units, transfer to MGL the entire legal and beneficial title to the Income Units and deliver to MGL a valid, complete and duly executed transfer of the Income Units in favour of MGL as transferee along with the certificates for the Income Units for no consideration;

(v)	the Buyer irrevocably appoints the company secretary of MGL from time to time as its attorney to duly execute the transfers referred to in paragraphs (ii) and (iii) if the Buyer fails to comply with its obligations to do so in accordance with paragraphs (ii) and (iii); and

(vi)	the Buyer indemnifies and will keep indemnified MGL against any Liability suffered or incurred by MGL in relation to MGL:

A.	terminating or breaching the Government Contracts;

B.	exercising a demand to transfer the Operating Loss Loan, Cash Shortfall Loans and Income Units under this paragraph (b) and/or winding-up or collapsing the Trust, including, any Liability to pay any Tax;

(c)	if this Deed is terminated as a result of a Seller Default or the failure by MGL to pay, in accordance with the Trust Deed, a distribution payable on the Income Units:

(i)	MGL must pay to the Buyer an amount equal to the Trust Declaration Price less all distributions paid to the Buyer from the Trust under the Income Units;

(ii)	the Buyer irrevocably transfers to MGL all its rights, title and interest in any Operating Loss Loans and any Cash Shortfall Loans for no consideration; and

(iii)	the Buyer must upon receipt of such payment, transfer to MGL the entire legal and beneficial title to the Income Units and deliver to MGL a valid, complete and duly executed transfer of the Income Units in favour of MGL as transferee along with the certificates for the Income Units for no consideration;

(iv)	the Buyer irrevocably appoints the company secretary of MGL from time to time as its attorney to duly execute the transfers referred to in paragraph (iii) if the Buyer fails to comply with its obligations to do so in accordance with paragraph (iii);

(d)	each party retains the rights it has against the other party in respect of any past breach or any claim that has arisen before termination; and

(e)	the Buyer must return to MGL the Disclosure Materials and any materials in any medium in its possession, power or control, which contain information relating to the Hospital Business, including the Business Records in accordance with the Confidentiality Deed.

PART 3

21.	Sale of Capital Units

21.1	Sale

MGL agrees to sell its Capital Units to the Buyer and the Buyer agrees to purchase from the Seller the Capital Units free from any Encumbrance on the terms and conditions of this Part.

21.2	Units Purchase Price

The purchase price payable for the Capital Units is $10.00.

21.3	No interest created

The parties acknowledge that the conditional agreement by MGL to sell its Capital Units to the Buyer under this Part 3 does not entitle the Buyer to any proprietary or equitable interest in the Assets-Seller Group or the Trust.

22.	Unit Sale Completion

22.1	Unit Sale Completion place and date

Unit Sale Completion will take place at the offices of Clayton Utz, 333 Collins Street, Melbourne, Victoria at 10 a.m. on the date which is 15 Business Days after the satisfaction of the Conditions Precedent and the C&P Completion Conditions, or such other date or place (or both) as MGL and the Buyer may agree in writing (“Unit Sale Completion Date”).

22.2	Seller’s obligations on Unit Sale Completion

On Unit Sale Completion, MGL will:

(a)	(Appointment of Buyer as Trustee) resign as Trustee and procure the appointment of the Buyer as Trustee with effect from Unit Sale Completion in accordance with the terms of the Trust Deed;

(b)	(Transfer Units) deliver to the Buyer a valid, complete and duly executed transfer of the Capital Units in favour of the Buyer as transferee along with the certificates for the Capital Units;

(c)	(Possession): deliver to the Buyer in its capacity as Trustee:

(i)	the Fixed Assets - Seller Group;

(ii)	the Stock - Seller Group;

(iii)	the Business Records - Seller Group;

(iv)	copies of the Excluded Business Records;

(v)	hired, leased or any other assets the subject of any of the Hospital Business Contracts - Seller Group and Equipment Leases - Seller Group as are in the possession of the Seller Group (subject, where required, to the relevant counterparty’s consent); and

(vi)	possession of the Leasehold Premises - Seller Group (subject, where required, to the relevant lessor’s consent);

(d)	(Business Names): deliver to the Buyer in its capacity as Trustee forms required under the relevant legislation in the States and Territories in which the Business Names - Seller Group are registered to notify the relevant authorities in those States and Territories of the change in proprietorship of the Business Names - Seller Group to the Buyer in its capacity as Trustee, each duly executed by the Seller Group;

(e)	(Transfer of Intellectual Property Rights - Seller Group): deliver to the Buyer in its capacity as Trustee duly executed assignments of all registered trademarks, registered designs, patents and copyrights included in the Intellectual Property Rights - Seller Group, together with all certificates of registration held by the Seller in relation thereto;

(f)	(Certificates of registration and originals of Leases - Seller Group, Hospital Business Contracts - Seller Group and Equipment Leases - Seller Group): deliver to the Buyer in its capacity as Trustee originals (where possible, copies where not) of the Leases - Seller Group which have been assigned in accordance with clause 8 (as incorporated in this Part 3) and which are in the possession of the Seller, and originals of those of the Hospital Business Contracts - Seller Group and Equipment Leases - Seller Group (including all documents in relation to the WEF Leasing Arrangements referred to in clause 7.1(b) (as incorporated in this Part 3)) which have been novated or assigned in accordance with clause 7 (as incorporated in this Part 3) and which are in the possession of the Seller;

(g)	(Notices and documents): deliver to the Buyer in its capacity as Trustee such notices and other documents as may be required to be executed or registered by the Seller under any statute in connection with the change of Trustee and ownership of the Trust property, provided the Buyer has, at its own cost, prepared such notices and other documents and delivered the same to MGL’s solicitors at least 5 Business Days before the Unit Sale Completion Date;

(h)	(Services): surrender or cause to be surrendered all telephone and related lines, electricity, gas and other utility services of the Hospital Business as relate to the Leasehold Premises - Seller Group, and use its best endeavours to assist the transfer or grant of those services (including the retention of all telephone and facsimile numbers) or, where that is not possible, the grant of new services to the Buyer in its capacity as Trustee;

(i)	(Other obligations): perform all other obligations to be performed by it on Unit Sale Completion under this Deed; and

(j)	(Relinquish control): carry out any further act or omission reasonably required by the Buyer to effect the sale of all of the Capital Units and relinquish any control or benefit in respect of the Hospital Business, including the Government Contracts.

22.3	Buyer’s obligations on Unit Sale Completion

On C&P Completion, the Buyer will:

(a)	(Pay Purchase Price) pay to MGL the purchase price for the Capital Units of $10.00 as MGL may direct.

(b)	(Accept appointment) accept the appointment as Trustee in accordance with the terms of the Trust Deed;

(c)	(Assignment or novation) accept from MGL or the assignment or novation in a form satisfactory to the Buyer, acting reasonably, of such of those of the Leases - Seller Group, Hospital Business Contracts - Seller Group and Equipment Leases - Seller Group as have been obtained as at the C&P Completion Date(including all documents in relation to the WEF Leasing Arrangements referred to in clause 7.1(b) (as incorporated into this Part 3)), and enter into occupation of the Leasehold Premises - Seller. For those Leases - Seller Group for which consent or assignment has not been obtained by the C&P Completion Date, the Buyer shall enter into occupation on the basis of clause 7 (as incorporated into this Part 3);*

(d)	(Accept delivery) accept from MGL delivery of the items referred to in clause 22.2(b), 22.2(c), 22.2(d) and 22.2(f);

(e)	(Release of guarantees): cause to be delivered to MGL an unconditional release of each Seller’s Guarantee as the Buyer is able to reasonably obtain by the Unit Sale Completion Date in a form reasonably satisfactory to MGL;

(f)	(Diagnostic Agreements): deliver to MGL original counterparts of the Diagnostics Agreements executed by the Buyer; and

(g)	(Other obligations): perform all other obligations to be performed by it on C&P Completion under this Deed.

22.4	Delivery

For the purposes of clause 22.2 delivery of any item (other than items in transit) will, where that item is ordinarily located at any of the Premises, be made by leaving that item at that location on the Premises.

22.5	Title

Upon Unit Sale Completion:

(a)	subject to the necessary third party consents under clauses 7 and 8 (as incorporated into this Part 3) and complying with any registration requirements, legal ownership of the Assets - Seller Group will pass to the Buyer in its capacity as Trustee; and

(b)	legal and beneficial ownership in the Capital Units will pass to the Buyer in its personal capacity.

22.6	Interdependence

Except as the parties otherwise agree in writing, the requirements of clauses 22.2 and 22.3 are interdependent and are to be carried out contemporaneously. No delivery or payment will be deemed to have been made until all deliveries and payments have been made.

22.7	Notice to complete

Subject to clause 20 (Default and termination):

(a)	If MGL fails to satisfy its obligations under this clause 22 on or before the Unit Sale Completion Date, the Buyer may give MGL a notice requiring it to satisfy those obligations within a period of 10 Business Days from the date of receipt of the notice, and declaring time to be of the essence in all respects. If MGL fails to satisfy those obligations on the date specified in the Buyer’s notice the Buyer may, without affecting or limiting any other rights it might have, terminate this Deed by giving MGL written notice to that effect and after any such termination the Buyer will be entitled to sue MGL for breach of contract.

(b)	If the Buyer fails to satisfy its obligations under this clause 22 on or before the Unit Sale Completion Date or otherwise fails to satisfy its obligations to complete this Deed, MGL may give the Buyer a notice requiring it to satisfy those obligations within a period of 10 Business Days from the date of receipt of the notice, and declaring time to be of the essence in all respects. If the Buyer fails to satisfy those obligations on the date specified in MGL’s notice, MGL may, at its discretion and without affecting or limiting any other rights it might have, terminate this Deed by giving the Buyer written notice to that effect. After any such termination MGL as Trustee will be entitled to:

(i)	sue the Buyer for breach of contract; and

(ii)	resell and procure the resale of the Assets - Seller Group as owner,

whereupon the Buyer shall indemnify MGL from and against all Liabilities in relation to the Buyer’s breach of this Deed, including, in the circumstances set out in paragraph, the deficiency (if any) arising on such resale and all expenses of and incidental to such resale or attempted resale, and the Buyer’s default.

(c)	If this Deed is terminated in accordance with clause 22.7(b):

(i)	each party is released from any obligations to further perform this Deed and this Deed will have no further effect other than as set out in this clause 22.7(c);

(ii)	the Buyer acknowledges and agrees that MGL may, as a result, terminate or breach the Government Contracts;

(iii)	the Buyer irrevocably transfers to MGL all its rights, title and interest in any Operating Loss Loans and any Cash Shortfall Loans;

(iv)	the Buyer must within 5 Business Days after written demand by MGL, transfer to MGL the entire legal and beneficial title to the Income Units and deliver to MGL a valid, complete and duly executed transfer of the Income Units in favour of MGL as transferee along with the certificates for the Income Units for no consideration;

(v)	the Buyer irrevocably appoints the company secretary of MGL from time to time as its attorney to duly execute the transfers referred to in paragraph (iv) if the Buyer fails to comply with its obligations to do so in accordance with paragraph (iv);

(vi)	the Buyer indemnifies and will keep indemnified MGL against any Liability suffered or incurred by MGL in relation to it:

A.	terminating or breaching the Government Contracts as a result of the Buyer Trust Default;

B.	exercising a demand to transfer the Income Units under this paragraph (c) and/or winding-up or collapsing the Trust, including, any Liability to pay Tax;

(vii)	each party retains the rights it has against the other party in respect of any past breach of any claim that has arisen before termination; and

(viii)	the Buyer must return to MGL the Disclosure Materials and any materials in any medium in its possession, power or control, which contain information relating to the Hospital Business, including the Business Records in accordance with the Confidentiality Deed.

23.	Incorporation of clauses 7 to 14

The parties agree to comply with and be bound by the provisions of clauses 7, 8, 9, 10, 11, 12, 13 and 14 as if those clauses were repeated in this Part 3 and amended such that all references to the defined term:

(a)	“C&P Completion” were replaced with the defined term “Unit Sale Completion”;

(b)	“C&P Completion Date” were replaced with the defined term “Unit Sale Completion Date”; and

(c)	“Buyer” were replaced with the term “Buyer in its capacity as Trustee”.

PART 4

24.	Loan arrangements

24.1	Determination of Part 4 Available Cash or Part 4 Operating Loss

(a)	Within 10 Business Days of each Calculation Date, the Buyer shall provide to MGL a certificate signed by director or secretary of the Buyer setting out in reasonable detail the computations establishing, as at such Calculation Date, the Part 4 Available Cash or Part 4 Operating Loss (as the case may be) for the Calculation Period ending on that Calculation Date.

(b)	The Buyer shall ensure that Part 4 Available Cash or Part 4 Operating Loss (as the case may be) are calculated on a basis consistent with generally accepted accounting standards in Australia.

(c)	Within 5 Business Days of receipt of the certificate referred to in paragraph (a) above, MGL will notify the Buyer in writing if it agrees with the calculation of Part 4 Available Cash or Part 4 Operating Loss (as the case may be) for the applicable Calculation Period. If no notification is given in writing within such period, MGL will be deemed to have agreed to the calculation of Part 4 Available Cash or Part 4 Operating Loss (as the case may be).

(d)	If MGL notifies Buyer under paragraph (c) above that it does not agree with the calculation of Part 4 Available Cash or Part 4 Operating Loss, as the case may be, MGL and the Buyer must confer and use all reasonable endeavours to agree on such Part 4 Available Cash or Part 4 Operating Loss (as the case may be) within 5 Business Days.

(e)	If the Part 4 Available Cash or Part 4 Operating Loss (as the case may be) for the applicable Calculation Period:

(i)	is so agreed under paragraph (d) above, that amount so agreed will be final and binding on the parties; or

(ii)	is not so agreed within the period specified in paragraph (d) above and no election to a referral is made in accordance with paragraph (f) below within the period referred to therein, the amount for the Part 4 Available Cash or Part 4 Operating Loss (as the case may be) calculated under paragraph (a) above will be final and binding on all parties.

(f)	If MGL disputes the calculation of Part 4 Available Cash or Part 4 Operating Loss (as the case may be) and MGL and the Buyer do not resolve the matters in dispute within the 5 Business Day period referred to in paragraph (d) above, then MGL may by notice in writing to the other at any time within 5 Business Days after the end of that period require that the difference of opinion or dispute be referred to an expert for determination in accordance with the principles in paragraph (g) below. Such expert (“Expert”) must be an auditor with relevant industry expertise agreed in writing by MGL and the Buyer or in the event that MGL and the Buyer are not able to agree upon such an expert within 5 Business Days of either MGL or the Buyer giving notice that it requires that the difference of opinion or dispute be resolved by an expert, the expert will be appointed by the President for the time being of the Institute of Chartered Accountants in Australia or his or her nominee.

(g)	Each of MGL and the Buyer is entitled to:

(i)	make a written submission to the Expert within 5 Business Days of the date of appointment of the Expert;

(ii)	provide a response to the Expert in respect of the other’s submission within 5 Business Days of receipt of their submission,

that in each case must not exceed 15 pages in aggregate (including all annexures) and which they must provide to the other.

(h)	The Expert must:

(i)	act as an expert and not as an arbitrator and his or her written determination will be final and binding on MGL and the Buyer in the absence of manifest error;

(ii)	determine the difference of opinion or dispute within 10 Business Days; and

(iii)	have the right to review all relevant working papers of the Buyer.

(i)	The costs of the Expert are to be borne in the manner agreed between the Buyer and MGL if the difference of opinion or dispute is resolved by agreement between them as a consequence of mediation or, failing that, as determined by the Expert.

(j)	The calculation of Part 4 Available Cash or Part 4 Operating Loss (as the case may be) will be deemed to be varied to reflect any alteration agreed to by the Buyer and MGL or which the Expert determines be made pursuant to this clause.

24.2	Part 4 Available Cash Loan

If in respect of a Calculation Period, Part 4 Available Cash is calculated, then within 20 Business Days of final determination or agreement as to the amount of Part 4 Available Cash, in accordance with clause 24.1, MGL must make a loan to the Buyer in an amount equal to the Part 4 Available Cash for the Calculation Period ending on that Calculation Date. Payment of any Part 4 Available Cash Loan will be made in Australian dollars in cleared funds into such bank account in Australia as the Buyer may nominate in writing to MGL.

24.3	Part 4 Operating Loss Loan

If in respect of a Calculation Period an Part 4 Operating Loss is calculated, then within 20 Business Days of final determination or agreement as to the amount of Part 4 Operating Loss, in accordance with clause 24.1, the Buyer must make a loan to MGL in an amount equal to the Part 4 Operating Loss for the Calculation Period ending on that Calculation Date. Payment of any Part 4 Operating Loss Loan will be made in Australian dollars in cleared funds into such bank account in Australia as MGL may nominate in writing to the Buyer.

24.4	Failure to make a Part 4 Available Cash Loan or Part 4 Operating Loss Loan

(a)	In the event that MGL fails to make an Part 4 Available Cash Loan to the Buyer in accordance with clause 24.2, the Buyer is not required to make any further Part 4 Operating Loss Loans unless and until such failure has been remedied.

(b)	In the event that the Buyer fails to make an Part 4 Operating Loss Loan to MGL in accordance with clause 24.3, MGL is not required to make any further Part 4 Available Cash Loans unless and until such failure has been remedied.

24.5	No Interest

Each of the Part 4 Available Cash Loans and the Part 4 Operating Loss Loans are interest free.

24.6	Repayment

The Part 4 Available Cash Loans and the Part 4 Operating Loss Loans are repayable in full on the Repayment Date. The Part 4 Available Cash Loans and the Part 4 Operating Loss Loans are not repayable (whether in full or in part) at any time before the Repayment Date.

24.7	Method of Repayment

(a)	Despite any other provision of this Deed, on the Repayment Date:

(i)	the obligation of the Buyer to repay any Part 4 Available Cash Loans shall be set-off against the obligation of MGL to repay any Part 4 Operating Loss Loans; and

(ii)	the parties agree to comply with and be bound by the provisions of clause 4 as if that clause were repeated in this Part 4 and amended by replacing all references to the defined term “C&P Completion” with the defined term “Repayment Date”.

(b)	Following the set-off under paragraph (a)(i) above, if there is an obligation on one party to make a net payment to the other party, that party’s obligation to repay the balance of the Part 4 Available Cash Loans or Part 4 Operating Loss Loans (as the case may be) will be set-off against the net payment obligation.

24.8	Tax office ruling

(a)	Where any private binding ruling is to be obtained from the Australian Taxation Office in relation to the Loan Structure, MGL will have sole responsibility for the preparation and submission of any such ruling.

(b)	The Buyer will not request a private binding ruling or other opinion or determination from the ATO in respect of the Loan Structure where that ruling would apply to MGL or prejudice the position of MGL.

(c)	Any request for a private binding ruling in respect of the Loan Structure will be provided to the Buyer 5 Business Days prior to its lodgement with the ATO. The Buyer may request changes in respect of the documents to be submitted, however Seller is only required to agree to the changes where it can be established that they do not prejudice the Seller’s and the Buyer’s position.

24.9	Notional Tax Amount

(a)	The Notional Tax Amount is the tax that would be payable on the Taxable Income of the Hospital Business for each Calculation Period as if that business were a stand alone taxpayer.

(b)	For the avoidance of doubt the Notional Tax Amount cannot be negative.

(c)	For the avoidance of doubt when calculating the Taxable Income for a Calculation Period any Tax Losses of an earlier Calculation Period can be used to reduce Taxable Income.

Executed as a Deed:

Signed sealed and delivered for and on behalf of Australian Newco Holdings Pty Limited ACN 106 722 347 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Kate Jordan	Philip Kapp
Signature of Witness	Name of Attorney in full

Kate Jordan
Name of Witness in full

Signed sealed and delivered for and on behalf of Joondalup Hospital Pty Limited ACN 106 723 193 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Kate Jordan	Philip Kapp
Signature of Witness	Name of Attorney in full

Kate Jordan
Name of Witness in full

Signed sealed and delivered for and on behalf of Port Macquarie Hospital Pty Limited ACN 106 723 399 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Kate Jordan	Philip Kapp
Signature of Witness	Name of Attorney in full

Kate Jordan
Name of Witness in full

Signed sealed and delivered for and on behalf of Logan Hospital Pty Limited ACN 106 723 406 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Kate Jordan	Philip Kapp
Signature of Witness	Name of Attorney in full

Kate Jordan
Name of Witness in full

Signed for and on behalf of Melbourne Hospital Pty Limited ACN 106 723 415 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Kate Jordan	Philip Kapp
Signature of Witness	Name of Attorney in full

Kate Jordan
Name of Witness in full

Signed sealed and delivered for and on behalf of Noosa Privatised Hospital Pty Limited ACN 106 723 380 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Kate Jordan	Philip Kapp
Signature of Witness	Name of Attorney in full

Kate Jordan
Name of Witness in full

Signed sealed and delivered for and on behalf of Caboolture Hospital Pty Limited ACN 106 723 219 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Kate Jordan	Philip Kapp
Signature of Witness	Name of Attorney in full

Kate Jordan
Name of Witness in full

Signed sealed and delivered for and on behalf of Frances Perry Hospital Pty Limited ACN 106 723 228 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Kate Jordan	Philip Kapp
Signature of Witness	Name of Attorney in full

Kate Jordan
Name of Witness in full

Signed sealed and delivered for and on behalf of Armidale Hospital Pty Limited ACN 106 723 200 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Kate Jordan	Philip Kapp
Signature of Witness	Name of Attorney in full

Kate Jordan
Name of Witness in full

Signed sealed and delivered for and on behalf of P.O.W. Hospital Pty Limited ACN 106 723 871 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Kate Jordan	Philip Kapp
Signature of Witness	Name of Attorney in full

Kate Jordan
Name of Witness in full

EXECUTED AS AN AGREEMENT:

Signed for and on behalf of Mayne Group Limited ABN 56 004 073 410 by its Attorneys under Power of Attorney dated 30 January 2002 each of whom declares that he or she holds the office in Mayne Group Limited indicated under his or her signature and that he or she has no notice of revocation of the Power of Attorney	Mayne Group Limited ABN 56 004 073 410 by its Attorneys.

/s/ Stuart Bruce James
Signature of Attorney

Stuart Bruce James
Name of Attorney in full

DIRECTOR
Office

/s/ Paul Andrew Binfield
Signature of Attorney

Paul Andrew Binfield
Name of Attorney in full

CHIEF FINANCIAL OFFICER
Office

Schedule 1

Hospital; Hospital Licence; Act

Part A - Hospital

Armidale Private Hospital

Part B - Hospital Licence

A licence for Armidale Private Hospital issued to MGL under the Act.

Part C - Act

Private Hospitals and Day Procedure Centres Act 1988 (NSW).

Schedule 2

Obligations relating to the Conditions Precedents

1.	Conditions precedent

In respect of each agreement specified in paragraph 4 of this Schedule (each a “Government Contract”):

(a)	all necessary consents and approvals in respect of the transactions contemplated in this Deed must be obtained under the Government Contract from the party or parties identified as the “Government Parties” and the “Other Parties” in paragraph 5 including the consents and approvals listed in paragraph 4;

(b)	all necessary amendments are made to the Government Contract to take into account the transactions contemplated by this Deed including any amendments identified in paragraph 4; and

(c)	all necessary waivers are obtained from the Government Parties and Other Parties under the Government Contract in respect of the transactions contemplated in this Deed including any waivers identified in paragraph 4, in a form reasonably satisfactory to MGL and the Buyer.

2.	Duties of the parties

(a)	The parties must each use their best endeavours to ensure that the Conditions Precedent are satisfied as soon as possible.

(b)	Without limiting the generality of paragraph (a) above:

(i)	the Buyer must as soon as practicable on or before the day which is 10 Business Days after execution of this Deed deliver to MGL, for MGL’s approval:

1)	copies of the Buyer’s future projections in relation to the operation of the Hospital Business (provided always that this information can be provided directly to the Government Party or Other Party if the Buyer elects not to provide it to MGL); and

2)	in respect of each Government Contract, all information and documents referred to in that Government Contract as being reasonably required to be provided in respect of any proposed assignee or assignment; and

3)	a letter seeking the consent, approval and/or waiver from each Government Party pursuant to each relevant Government Contract(s) in respect of the transactions contemplated by this Deed, including all necessary consents, approvals and waivers, and enclosing the information specified in paragraphs 2(b)(i)1) and 2(b)(i)2), and such other information and documents as the Government Party may reasonably require (“Information Pack”);

(ii)	MGL must as soon as practicable after receiving from the Buyer each Information Pack:

1)	approve the Information Pack; or

2)	prior to providing this approval, make any reasonable changes to the Information Pack, including notifying the Buyer of any reasonable requirements in respect of additional documents or information, in which case the Buyer will promptly deliver to MGL those documents or that information;

(iii)	MGL must as soon as practical after approving any Information Pack deliver that Information Pack to the Government Party;

(iv)	where any information is reasonably requested by a Government Party, if such information is available to the Buyer, the Buyer must promptly provide the requested information to the Government Party or to MGL for delivery to the Government Party (and the Buyer agrees that where the information is requested for the purposes of satisfying the Government Party that the Buyer is a respectable, responsible, solvent or fit person, that information shall be deemed to be reasonably requested);

(v)	the Buyer must provide, or procure the provision of, any assurance or security reasonably requested by the Government Party to support any obligations of the Buyer assumed under any Government Contract,

(vi)	if the Government Party specifies conditions to:

A.	the granting of any consents or approvals; or

B.	the amendment of any Government Contracts; or

C.	the giving of any waivers,

referred to in paragraph 1 of this Schedule, which conditions are wholly or partially within the control of the Buyer to satisfy, then the Buyer must to the extent it is reasonably able satisfy those conditions;

(vii)	if requested to do so by any Government Party, a party will promptly meet with that Government Party;

(viii)	without limiting the generality of the above, where a Government Contract sets out requirements which must be fulfilled prior to or as a condition to the granting of any approval or consent by the Government Party to the assignment, novation or transfer of rights and obligations under the Government Contract, the parties must use their best endeavours to ensure that the requirements are fulfilled;

(ix)	the Buyer must bear all the proper costs and expenses of the Seller in preparing, negotiating and executing documents relating to the fulfilment of the Conditions Precedent in paragraph 1 of this Schedule, and indemnifies and keeps indemnified the Seller in respect of such costs and expenses; and

(x)	if the Government Party requests that their proper costs and expenses in preparing, negotiating and executing documents relating to the fulfilment of the Conditions Precedent in paragraph 1 of this Schedule be met by the Seller and/or the Buyer, the Buyer must bear all such expenses and indemnifies and keeps indemnified the Seller in respect of such costs and expenses.

(c)	If requested by the Buyer, following the submission of the Information Pack to the Government Party, MGL must deliver to Government Party a summary in a form agreed by MGL and the Buyer of the relevant details of the proposed trust or loan structure.

(d)	Upon a party becoming aware that:

(i)	a Condition Precedent has been satisfied; or

(ii)	circumstances which may result in a Condition Precedent not being or having become incapable of being satisfied,

that party must promptly notify the other party in writing of the same.

3.	Waiver or Variation

A Condition Precedent may only be waived or varied by both parties agreeing to such waiver or variation in writing.

4.	Government Contracts

Government Contract	Mayne Party	Government Party	Date	Consent / Approval / Waiver Required
Lease	Mayne Group Limited	New England Health Service	1 July 1997	Advise NEHS of intention to novate in accordance with the procedures permitting assignment in clause 23.5. (If consent to novation is not forthcoming, seek consent to assignment of rights and interests.)

Obtain confirmation from NEHS that this will not constitute a breach of clause 23.2 which prohibits assignment or transfer of the Lease or parting with possession of the Premises.

Obtain waiver from NEHS in relation to any breach of clause 23.3 which prohibits a sale of all or substantially all of the business carried on by Healthcare of Australia.

Obtain waiver from NEHS in relation to any breach of clause 24.2(d) which states that it is a Potential Event of Default whether or not in control of MGL if MGL ceases indefinitely to operate the Private Health Facility or fails to provide the Services in accordance with the Lease or fails to do so within 28 days of receipt of a notice from NEHS requesting MGL to do so or fails to maintain the licence to operate a Private Hospital.

Agreement to Lease	Mayne Group Limited	New England Health Service	9 May 1997

Advise NEHS of intention to novate in accordance with clause 23.5 of the Lease which is permitted by clause 23.2. (If consent to novation is not forthcoming, seek consent to assignment of rights and interests.)

Obtain confirmation from NEHS that this will not constitute a breach of clause 23.2 which prohibits assignment.

Allied Health Services Agreement	Mayne Group Limited	New England Health Service	17 February 1998	Obtain consent from NEHS under clause 12.7(a) to novation of rights and interests under the Agreement from MGL to Buyer. (If consent to novation is not forthcoming, seek consent to assignment of rights and interests.)

Government Contract	Mayne Party	Government Party	Date	Consent / Approval / Waiver Required
Cardiac Arrest Nursing Services Agreement	Mayne Group Limited	New England Health Service	17 February 1998	Obtain consent from NEHS under clause 12.7(a) to novation of rights and interests under the Agreement from MGL to Buyer. (If consent to novation is not forthcoming, seek consent to assignment of rights and interests.)

Catering Services Agreement	Mayne Group Limited	New England Health Service	17 February 1998	Obtain consent from NEHS under clause 12.7(a) to novation of rights and interests under the Agreement from MGL to Buyer. (If consent to novation is not forthcoming, seek consent to assignment of rights and interests.)

Fire and Safety Awareness Services Agreement	Mayne Group Limited	New England Health Service	17 February 1998	Obtain consent from NEHS under clause 12.7(a) to novation of rights and interests under the Agreement from MGL to Buyer. (If consent to novation is not forthcoming, seek consent to assignment of rights and interests.)

Maintenance Services Agreement	Mayne Group Limited	New England Health Service	17 February 1998	Obtain consent from NEHS under clause 12.7(a) to novation of rights and interests under the Agreement from MGL to Buyer. (If consent to novation is not forthcoming, seek consent to assignment of rights and interests.)

Medical Records Services Agreement	Mayne Group Limited	New England Health Service	17 February 1998	Obtain consent from NEHS under clause 12.7(a) to novation of rights and interests under the Agreement from MGL to Buyer. (If consent to novation is not forthcoming, seek consent to assignment of rights and interests.)

Mortuary Services Agreement	Mayne Group Limited	New England Health Service	17 February 1998	Obtain consent from NEHS under clause 12.7(a) to novation of rights and interests under the Agreement from MGL to Buyer. (If consent to novation is not forthcoming, seek consent to assignment of rights and interests.)

Shared Services Agreement	Mayne Group Limited	New England Health Service	17 February 1998	Obtain consent from NEHS under clause 12.7(a) to novation of rights and interests under the Agreement from MGL to Buyer. (If consent to novation is not forthcoming, seek consent to assignment of rights and interests.)

Government Contract	Mayne Party	Government Party	Date	Consent / Approval / Waiver Required
Radiology Services Agreement	Mayne Group Limited	New England Health Service	17 February 1998	Obtain consent from NEHS under clause 12.7(a) to novation of rights and interests under the Agreement from MGL to Buyer. (If consent to novation is not forthcoming, seek consent to assignment of rights and interests.)

Schedule 3

Hospital Licence C&P Completion Condition

1.	C&P Completion is in all respects conditional upon and will not occur unless and until the Secretary of the Department of Health transfers the Hospital Licence from MGL to the Buyer in accordance with section 18 of the Act.

2.	If the Secretary of the Department of Health specifies any requirements (including any new terms or conditions or changes to terms or conditions of the Hospital Licence) as terms or conditions to transferring the Hospital Licence to the Buyer (“Conditions”), the Buyer shall use best endeavours to comply with any Conditions which:

(a)	require the Hospital Business to implement any change of policy or procedure;

(b)	are imposed as a result of the financial capacity of the Buyer;

(c)	are imposed specifically because the Buyer is to be the transferee of the Hospital Licence;

(d)	arise from facts or circumstances fairly disclosed to the Buyer in the Disclosure Material including any works that need to be undertaken in order to address a recommendation in any accreditation reports; or

(e)	require any works to be undertaken in respect of the Hospital or Hospital Business,

3.	In relation to the Conditions, the Buyer shall have no claim, demand or cause of action whatsoever against MGL and shall have no right to terminate or rescind this Deed.

4.	The Buyer hereby releases MGL from, and hereby agrees to indemnify MGL against, any and all Liabilities associated with any Conditions.

5.	Each party must use its best endeavours (excluding paying money or providing other valuable consideration to or for the benefit of another party unless contemplated by this Deed) to ensure that the C&P Completion Condition in paragraph 1 of this Schedule is satisfied as soon as possible including, to the extent within its power, procuring performance by a third party.

6.	If the Hospital Licence has been transferred to the Buyer by the Secretary of the Department of Health in accordance with section 18 of the Act, then unless and until C&P Completion occurs, the Buyer shall hold the Hospital Licence as bare trustee for MGL.

7.	If this Deed is terminated or rescinded for any reason whatsoever prior to C&P Completion and the Hospital Licence has been transferred to the Buyer by the Secretary of the Department of Health pursuant to section 18 of the Act, the Buyer shall promptly at the Buyer’s expense execute all documents reasonably required and use its best endeavours to obtain all necessary consents to transfer the Hospital Licence to MGL.

8.	Each party agrees to provide to the Department of Health any further information reasonably necessary to be supplied by that party, in connection with the application to transfer the Hospital Licence to the Buyer, including information that the Secretary reasonably requests pursuant to section 22 of the Act. Such information must be provided as soon as practicable after a request for it is received.

9.	Without limiting paragraph 1 of this Schedule, the Buyer must:

(a)	lodge the application for transfer of the Hospital Licence to the Buyer in accordance with section 18 of the Act within 60 days of C&P Completion under the Umbrella Deed or such longer time as MGL, acting reasonably, is satisfied is appropriate upon written request from the Buyer and thereafter diligently use its best endeavours to expeditiously obtain approval to the transfer;

(b)	keep MGL informed as to the progress of the application for transfer and authorise the Department of Health to discuss details of the application for transfer and its progress with MGL; and

(c)	notify MGL immediately approval for the transfer is received.

10.	Upon a party becoming aware of circumstances which may result in the C&P Completion Condition in paragraph 1 of this Schedule not being or having become incapable of being satisfied, that party must promptly notify the other party in writing of the same.

Schedule 4

Finance Arrangements C&P Completion Condition

This Schedule has been deliberately left blank.

Schedule 5

Business Names - Seller Group

NAME	PROPRIETOR	REGISTRATION No.	STATE
Armidale Private Hospital	Mayne Group Limited	U1568437	New South Wales

Schedule 6

Intellectual Property - Seller Group

This Schedule has been deliberately left blank.

Schedule 7

Hospital Business Contracts - Seller Group; Shared Contracts

Part A - Hospital Business Contracts - Seller Group

Diagnostics Agreements

Part B - Shared Contracts

This Schedule has been deliberately left blank.

Schedule 8

Equipment Leases - Seller Group

This Schedule has been deliberately left blank.

Schedule 9 C & P

Leasehold Premises - Seller Group

This Schedule has been deliberately left blank.

Schedule 10

Deed of Novation of Lease; Deed of Assignment of Lease

Part A - Deed of Novation of Lease

Deed made at	on

Parties	[Landlord] Pty Ltd ACN [specify] of [specify] (“Landlord”)

[Mayne Entity] Pty Ltd ACN [specify] of Level 21,380 St. Kilda Road, Melbourne, Victoria (“Tenant”)

[Purchaser] Pty Ltd ACN [specify] of [specify] (“Purchaser”)

[Purchaser’s Guarantor - if required by the Landlord (“Guarantor”)]

Recitals

A.	The Landlord is the registered proprietor of the Premises and is entitled to the benefit of the rent reserved by the Lease and the benefit of the lessee’s covenants under the Lease in respect of the Premises.

B.	The Tenant desires to novate the Lease to the Purchaser as from the Effective Date.

C.	The Landlord has agreed to the novate of the Lease from the Tenant to the Purchaser upon all parties entering into and executing this Deed.

[D.	The Guarantor has agreed to guarantee the performance and observance of the Lease by the Purchaser.]

This deed provides

1.	Definitions and interpretation

1.1	Definitions

In this Deed:

“Effective Date” means the date specified in Item 4 of the Schedule.

“Lease” means the lease described in Item 2 of the Schedule as varied or supplemented by the described in Item 3 of the Schedule and includes any option or options for the renewal or extension of the Lease which was or were capable of being exercised but had not been exercised prior to the Date of Assignment.

“Landlord” means and includes the Landlord and the executors, administrators and assigns of the Landlord and in the case of a corporation the successors and assigns of the corporation and the person registered or entitled to be registered from time to time as the proprietor of an estate in fee simple in the land on which the Premises are situated.

“Premises” means the premises described in Item 1 of the Schedule.

“Purchaser” means and includes the Purchaser and the executors and administrators and permitted assigns of the Purchaser and in the case of a corporation the successors and permitted assigns of the Purchaser.

“Schedule” means the Schedule to this Deed.

“Tenant” means and includes the Tenant and the executors and administrators of the Tenant and in the case of a corporation the successors of the Tenant.

1.2	Interpretation

(a)	The word “person” shall include a corporation, words importing the singular number or plural number shall include the plural number and singular number respectively and words importing the masculine or neuter gender shall include every gender, references to statutes shall include all statutes amending consolidating or replacing the statutes referred to.

(b)	The clause numbers and clause headings have been incorporated for guidance only and shall not affect the interpretation of this Deed.

(c)	This Deed is governed by and shall be construed according to the laws of the State in which the Premises are situated.

(d)	Where the Assignee comprises two or more persons the covenants, obligations and agreements on the part of the Assignee herein contained shall refer to and bind the Assignee and any two or greater number of the Assignee jointly and each of them severally.

(e)	Where the Assignor comprises two or more persons the covenants, obligations and agreements on the part of the Assignor herein contained shall refer to and bind the Assignor and any two or greater number of the Assignor jointly and each of them severally.

2.	Novation

The parties agree that, with effect on and from the Effective Date, the Purchaser shall be substituted as the lessee under the Lease as if the Purchaser had originally been named as the tenant under the lease instead of the lessee, and all references in the Lease to the lessee shall be read and construed as if they were references to the Purchaser and not the Tenant.

3.	Purchaser’s covenants in favour of Landlord

The Purchaser covenants and agrees with the Landlord that the Purchaser will as and from the Effective Date and at all times during the balance of the term of the Lease and during any extension or renewal of the term:

(a)	pay the rent reserved by the Lease on the days and in the manner provided in the Lease; and

(b)	perform and observe the covenants, conditions and stipulations on the part of the lessee contained in the Lease to the intent that the covenants, conditions and stipulations and the powers granted to or implied in favour of the Landlord shall be binding upon the Purchaser as fully and effectually and in the same manner and to the same extent as if the Purchaser was a party to the Lease and expressly named therein as lessee.

4.	Landlord’s consent to novation

4.1	Consent

The Landlord hereby consents to the novate by the Tenant to the Purchaser of the Lease as set out in this Deed.

4.2	Assignment to Financiers

Subject to satisfaction of any provisions contained in the Lease regarding assignment of the Lease, the Purchaser may assign or charge the benefit of any of its rights under the Lease to:

(a)	its financier or financiers (including any financier of a related entity of the Purchaser) from time to time (for itself and as trustee for other financiers); or

(b)	any person or persons as trustee or agent for its financiers in respect of facilities made available to the Purchaser,

and the Purchaser or such financier or such trustee or agent may also in the event of enforcement of such security, subject to satisfaction of any provisions in the Lease regarding assignment of the Lease, assign the benefit of the rights under the Lease to any purchaser or assignee from the financier or such trustee or agent (or any receiver appointed by any of them).

5.	GST

5.1	GST Definitions

“GST” means GST within the meaning of the GST Act.

“GST Act” means A New Tax System (Goods and Services Tax) Act 1999 (as amended).

Expressions used in this clause 5 and in the GST Act have the same meanings as when used in the GST Act.

5.2	GST exclusive amount

Except where this Deed states otherwise, each amount payable by a party under this Deed in respect of a taxable supply by the other party is expressed as a GST exclusive amount and the recipient of the supply must, in addition to that amount and at the same time, pay to the supplier the GST payable in respect of the supply.

5.3	Tax Invoice

A party is not obliged, under clause 5.2, to pay the GST on a taxable supply to it under this Deed, until given a valid tax invoice for the supply.

6.	Governing law

This Deed is governed by the laws of the State or Territory in which the Premises are situated.

7.	[Guarantee (if requested by Landlord)]

In consideration of the Tenant granting and the Landlord consenting to this assignment at the Guarantor’s request, the Guarantor hereby covenants and agrees with the Landlord that:

(a)	the Purchaser will duly and punctually pay to the Landlord the rent reserved under the Lease and will duly perform and observe all the covenants, agreements and conditions contained in the Lease and on its part to be performed and observed on and from the Effective Date;

(b)	if at any time default is made in the punctual payment of the rent reserved or any other money for the time being payable under the Lease, the Guarantor will, on demand, pay to the Landlord the whole of such rent and other money;

(c)

if at any time default is made in the due and punctual observance and performance of any of the covenants, terms and conditions contained in the Lease, the Guarantor will, on demand, pay and make good and indemnify and keep indemnified the Landlord against its losses, damages, claims, costs, charges and expenses sustained or incurred by the Landlord by reason or in consequence of any such default by the Purchaser;

(d)	this guarantee is a continuing guarantee and shall be irrevocable and shall remain in full force and effect until the expiry of the term of the Lease and any renewal, extension or holding over thereof and shall not be abrogated, prejudiced or effected by:

(i)	the granting of time, credit or other indulgence or concession to the Purchaser or to the Guarantor by the Landlord;

(ii)	the compounding or compromise, release, abandonment, waiver, variation, relinquishment or renewal of any rights of the Landlord against the Purchaser or the Guarantor;

(iii)	the liquidation of the Purchaser or the Guarantor;

(iv)	any other security or guarantee now or hereafter held by the Landlord;

(v)	any assignment of the Lease or any variation in the provisions of the Lease; or

(vi)	any neglect or omission or any other dealing, matter or thing which but for this provision could or might abrogate, prejudice or affect this guarantee.]

Executed as a deed.

Executed by [Landlord] ACN [specify] by or in the

presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full

Executed by [Mayne Entity] Pty Ltd ACN [Specify] by or in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full

Executed by [Purchaser] Pty Ltd ACN [specify] by or in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full

[Executed by Purchaser’s Guarantor by or in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full]

Schedule

1.	Premises:

2.	Particulars of Lease:	Date:

Lessor:

Lessee:

3.	Particulars of Deed/s of Assignment and Deed/s of Variation:

4.	Effective Date:	[To be completed - date of Completion of Business Sale]

Part B - Deed of Assignment of Lease

Deed made at	on

Parties	[Landlord] Pty Ltd ACN [specify] of [specify] (“Landlord”)

[Mayne Entity] Pty Ltd ACN [specify] of Level 21,380 St. Kilda Road, Melbourne, Victoria (“Assignor”)

[Purchaser] Pty Ltd ACN [specify] of [specify] (“Assignee”)

[Purchaser’s Guarantor - if required by the Landlord (“Guarantor”)]

Recitals

A.	The Landlord is the registered proprietor of the Premises and is entitled to the benefit of the rent reserved by the Lease and the benefit of the lessee’s covenants under the Lease in respect of the Premises.

B.	The Assignor desires to transfer the Lease to the Assignee as from the Date of Assignment.

C.	The Landlord has agreed to the transfer of the Lease from the Assignor to the Assignee upon all parties entering into and executing this Deed.

[D.	The Guarantor has agreed to guarantee the performance and observance of this Deed by the Assignee.]

This deed provides

1.	Definitions and interpretation

1.1	Definitions

In this Deed:

“Assignee” means and includes the Assignee and the executors and administrators and permitted assigns of the Assignee and in the case of a corporation the successors and permitted assigns of the Assignee.

“Assignor” means and includes the Assignor and the executors and administrators of the Assignor and in the case of a corporation the successors of the Assignor.

“Date of Assignment” means the date specified in Item 4 of the Schedule.

“Lease” means the lease described in Item 2 of the Schedule as varied or supplemented by the described in Item 3 of the Schedule and includes any option or options for the renewal or extension of the Lease which was or were capable of being exercised but had not been exercised prior to the Date of Assignment.

“Landlord” means and includes the Landlord and the executors, administrators and assigns of the Landlord and in the case of a corporation the successors and assigns of the corporation and the person registered or entitled to be registered from time to time as the proprietor of an estate in fee simple in the land on which the Premises are situated.

“Premises” means the premises described in Item 1 of the Schedule.

“Schedule” means the Schedule to this Deed.

1.2	Interpretation

(a)	The word “person” shall include a corporation, words importing the singular number or plural number shall include the plural number and singular number respectively and words importing the masculine or neuter gender shall include every gender, references to statutes shall include all statutes amending consolidating or replacing the statutes referred to.

(b)	The clause numbers and clause headings have been incorporated for guidance only and shall not affect the interpretation of this Deed.

(c)	This Deed is governed by and shall be construed according to the laws of the State in which the Premises are situated.

(d)	Where the Assignee comprises two or more persons the covenants, obligations and agreements on the part of the Assignee herein contained shall refer to and bind the Assignee and any two or greater number of the Assignee jointly and each of them severally.

(e)	Where the Assignor comprises two or more persons the covenants, obligations and agreements on the part of the Assignor herein contained shall refer to and bind the Assignor and any two or greater number of the Assignor jointly and each of them severally.

2.	Assignment

The Assignor as beneficial owner hereby assigns and transfers to the Assignee as from and including the Date of Assignment the estate right, title and interest of the Assignor in and to the Premises to hold the Premises for the residue of the term of the Lease now unexpired and any extension or renewal thereof subject to the Assignee paying the rent and performing and observing the covenants, conditions and stipulations express or implied in the Lease and henceforth on the Assignee’s part to be paid, performed and observed.

3.	Assignee’s covenants in favour of assignor

The Assignee covenants and agrees with the Assignor that the Assignee will at all times as and from the Date of Assignment during the balance of the term of the Lease:

(a)	pay the rent reserved by the Lease on the days and in the manner provided in the Lease; and

(b)	perform and observe the covenants on the part of the lessee express or implied in the Lease,

whether arising before or after the Date of this Assignment.

4.	Assignee’s covenants in favour of Landlord

The Assignee covenants and agrees with the Landlord that the Assignee will as and from the Date of Assignment and at all times during the balance of the term of the Lease and during any extension or renewal of the term:

(a)	pay the rent reserved by the Lease on the days and in the manner provided in the Lease; and

(b)

perform and observe the covenants, conditions and stipulations on the part of the lessee contained in the Lease to the intent that the covenants, conditions and stipulations and the powers granted to or implied in favour of the Landlord shall be binding upon the Assignee as fully and effectually and in the same manner and to the same extent as if the Assignee was a party to the Lease and expressly named therein as lessee.

5.	Landlord’s consent to assignment

5.1	Consent

The Landlord hereby consents to the assignment by the Assignor to the Assignee of the Lease as set out in this Deed provided that this consent is restricted to the particular assignment hereby authorised and, save as aforesaid, the covenant in the Lease against subletting, assignment or transfer of the Lease or parting with the possession of the Premises or any part thereof shall remain in full force and effect.

[If the Landlord will not agree to the release in clause 6:

5.2	Notice

The Landlord will give written notice to the Assignor of any breach by the Assignee of the Lease, within a reasonable time of such breach being committed and will allow the Assignor at least the same period of time as the lessee is entitled to under the Lease to remedy the breach]

5.3	Assignment to Financiers

Subject to satisfaction of any provisions contained in the Lease regarding assignment of the Lease, the Purchaser may assign or charge the benefit of any of its rights under the Lease to:

(d)	its financier or financiers (including any financier of a related entity of the Purchaser) from time to time (for itself and as trustee for other financiers); or

(e)	any person or persons as trustee or agent for its financiers in respect of facilities made available to the Purchaser,

and the Purchaser or such financier or such trustee or agent may also in the event of enforcement of such security, subject to satisfaction of any provisions in the Lease regarding assignment of the Lease, assign the benefit of the rights under the Lease to any purchaser or assignee from the financier or such trustee or agent (or any receiver appointed by any of them).

6.	Assignor released

The Assignor is hereby released and discharged from all obligations under the lease arising after the Date of Assignment as though the Lease were a direct lease between the Landlord and the Assignee.

[or if the landlord will not agree:

Nothing herein contained or implied shall be deemed to release, discharge or limit the liability of the Assignor to the Landlord for payment of the Rent reserved by the Lease or otherwise for the performance and observance of the Lessee’s covenants contained in the Lease for the term PROVIDED THAT the Landlord agrees that should the Assignee overhold or exercise the option for the further term under the Lease, the Assignor shall be released and discharged from all obligations under the Lease for the further term as though the Lease for the further term was a direct lease between the Landlord and the Assignee.]

7.	Costs and stamp duties

The Assignee shall pay the stamp duty on this Deed and registration fees on any transfer of lease required as a consequence of the assignment effected by this Deed. The Assignee shall pay the Landlord’s reasonable legal costs and expenses of and incidental to this Deed.

8.	GST

8.1	GST Definitions

“GST” means GST within the meaning of the GST Act.

“GST Act” means A New Tax System (Goods and Services Tax) Act 1999 (as amended).

Expressions used in this clause 8 and in the GST Act have the same meanings as when used in the GST Act.

8.2	GST exclusive amount

Except where this Deed states otherwise, each amount payable by a party under this Deed in respect of a taxable supply by the other party is expressed as a GST exclusive amount and the recipient of the supply must, in addition to that amount and at the same time, pay to the supplier the GST payable in respect of the supply.

8.3	Tax Invoice

A party is not obliged, under clause 8.2, to pay the GST on a taxable supply to it under this Deed, until given a valid tax invoice for the supply.

9.	Governing law

This Deed is governed by the laws of the State or Territory in which the Premises are situated.

10.	[Guarantee (if requested by Landlord)]

In consideration of the Assignor granting and the Landlord consenting to this assignment at the Guarantor’s request, the Guarantor hereby covenants and agrees with the Landlord that:

(a)	the Assignee will duly and punctually pay to the Landlord the rent reserved under the Lease and will duly perform and observe all the covenants, agreements and conditions contained in the Lease and on its part to be performed and observed on and from the Date of Assignment;

(b)	if at any time default is made in the punctual payment of the rent reserved or any other money for the time being payable under the Lease, the Guarantor will, on demand, pay to the Landlord the whole of such rent and other money;

(c)	if at any time default is made in the due and punctual observance and performance of any of the covenants, terms and conditions contained in the Lease, the Guarantor will, on demand, pay and make good and indemnify and keep indemnified the Landlord against its losses, damages, claims, costs, charges and expenses sustained or incurred by the Landlord by reason or in consequence of any such default by the Assignee;

(d)	this guarantee is a continuing guarantee and shall be irrevocable and shall remain in full force and effect until the expiry of the term of the Lease and any renewal, extension or holding over thereof and shall not be abrogated, prejudiced or effected by:

(i)	the granting of time, credit or other indulgence or concession to the Assignee or to the Guarantor by the Landlord;

(ii)	the compounding or compromise, release, abandonment, waiver, variation, relinquishment or renewal of any rights of the Landlord against the Assignee or the Guarantor;

(iii)	the liquidation of the Assignee or the Guarantor;

(iv)	any other security or guarantee now or hereafter held by the Landlord;

(v)	any assignment of the Lease or any variation in the provisions of the Lease; or

(vi)	any neglect or omission or any other dealing, matter or thing which but for this provision could or might abrogate, prejudice or affect this guarantee.]

Executed as a deed.

Executed by [Landlord] ACN [specify] by or in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full

Executed by [Mayne Entity] Pty Ltd ACN

[Specify] by or in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full

Executed by [Purchaser] Pty Ltd ACN [specify]

by or in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full

[Executed by Purchaser’s Guarantor by or in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full]

Schedule

1.	Premises:

2.	Particulars of Lease:	Date:

Lessor:

Lessee:

3.	Particulars of Deed/s of Assignment and Deed/s of Variation:

4.	Date of Assignment:	[To be completed - date of Completion of Business Sale]

Schedule 11

Seller’s Guarantees

BANK PROVIDER	DATE ESTABLISHED	FAVOUREE	PURPOSE OF GUARANTEE	TERM OF GUARANTEE	AMOUNT	HALF YEARLY CHARGE
ANZ	14/05/1997	Armidale City Council	Security in connection with Development Application No 166/96 and the construction of kerb and gutter and road pavement in O’Dell Street, Armidale	Indefinite	$20,000	$50.00

Schedule 12 Other Indemnifying Parties

Australian Newco Holdings Pty Limited ACN 106 722 347 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

Joondalup Hospital Pty Limited ACN 106 723 193 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

Port Macquarie Hospital Pty Limited ACN 106 723 399 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

Logan Hospital Pty Limited ACN 106 723 406 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

Melbourne Hospital Pty Limited ACN 106 723 415 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

Noosa Privatised Hospital Pty Limited ACN 106 723 380 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

Caboolture Hospital Pty Limited ACN 106 723 219 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

Frances Perry Hospital Pty Limited ACN 106 723 228 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

P.O.W. Hospital Pty Limited ACN 106 723 871 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia

Annexure A

Diagnostics Agreements

Not Used

Annexure B

Trust Deed

CLAYTON UTZ

Declaration of Trust

Mayne Group Limited

ACN 004 073 410

If you have any questions about the details of this document please contact Allan Blaikie on + 61 2 9353 4000

Clayton Utz Lawyers

Levels 22-35 No. 1 O’Connell Street Sydney NSW 2000 Australia

PO Box H3 Australia Square Sydney NSW 1215

T + 61 2 9353 4000 F + 61 2 8220 6700

www.claytonutz.com

Our reference 201/13327//21724491

Liability limited by the Solicitors Scheme, approved under the Professional Standards Act 1994 (NSW) and by our Terms of Engagement

Table of contents

1.	Definitions		1

	1.1	Definitions	1
	1.2	Interpretation	5
	1.3	Umbrella Deed and Asset Sale Agreement Definitions	5

2.	The Trust		5

3.	Beneficial interest of Unit Holders		5

	3.1	Classes of Units	5
	3.2	Unit Holders	5
	3.3	Interest of Capital Unit Holder	6
	3.4	Interest of Income Unit Holder	6
	3.5	Restrictions on Transfer	6
	3.6	Restrictions on variation of rights	6

4.	Operating Loss Loan		6

	4.1	Operating Loss	6

5.	Register of Unit Holders		6

	5.1	Register	6
	5.2	No recognition of trusts	7

6.	Certificates		7

	6.1	Issue of Certificates	7
	6.2	Effect of Unit Certificate	7
	6.3	Damaged Unit Certificates	7
	6.4	Lost Unit Certificates	7

7.	Available Cash Amount and Tax Net Income		8

	7.1	Determination of Available Cash Amount	8
	7.2	Determination of Tax Net Income	8
	7.3	Trustee to make allocations	8
	7.4	Allocation of Tax Net Income	8
	7.5	Distribution of Tax Net Income	8

8.	Cash Surplus Amount and Cash Shortfall Amount		9

	8.1	Cash Surplus Amount	9
	8.2	Cash Shortfall Amount	9

9.	Income of the Trust Fund		10

	9.1	Trust Income	10
	9.2	Payment of expenses	10

10.	Powers of Trustee		10

	10.1	Powers of Trustee	10
	10.2	Trustee may contract with self in other capacities	11

11.	Powers requiring Consent of the Income Unit Holder		12

12.	Exercise of powers		12

	12.1	Trustee resolutions	12
	12.2	Exercise of power or discretion	12
	12.3	Discretions of Trustee	12

	12.4	Liability of Trustee	12
	12.5	Exercise of powers by corporate Trustee	13
	12.6	Indemnity	13
	12.7	Goods and services tax	13

13.	Remuneration and charges		14

	13.1	Remuneration of Trustee	14

14.	Accounts		14

	14.1	Trustee must keep accounts	14
	14.2	Trust Fund Categories	14
	14.3	Financial statements	14
	14.4	Auditor	15
	14.5	Retirement and removal of auditor	15
	14.6	Valuations	15

15.	Transfer of Units		15

	15.1	Entry on the Register	15
	15.2	Formal requirements for registration of transfer	15
	15.3	Issue of new Unit Certificates	16
	15.4	Refusal to register	16
	15.5	All or part of the Units held	16

16.	Redemption of Capital Units		16

	16.1	Redemption request	16
	16.2	Effect of redemption	16
	16.3	Formalities	16
	16.4	Payment of Redemption Price	16

17.	Consent of Income Unit Holder		17

	17.1	Consent or approval	17

18.	Resignation of the Trustee		17

	18.1	Trustee to act continuously	17
	18.2	Resignation in writing	17
	18.3	Vacation of office	17
	18.4	Successor Trustee	17
	18.5	Deed of appointment and retirement	17
	18.6	Vesting on appointment and retirement	18
	18.7	Indemnification of retiring Trustee	18
	18.8	Indemnification of MGL	18
	18.9	Expenses	18

19.	Variation of Trust		18

	19.1	Variation of this Deed	18

20.	Duration and termination of the Trust		19

	20.1	The period of the Trust	19
	20.2	Procedure on termination	19
	20.3	Notice of distribution	19
	20.4	Postponement of sale	19

21.	Relationship	19

22.	Governing law	20

First Schedule		21

Second Schedule The Mayne No 1 Trust Unit Certificate		23

Third Schedule Deed of Appointment of Successor Trustee		24

This Declaration of Trust is made at Sydney on

                    2003

By:	Mayne Group Limited ACN 004 073 410 of Level 21, 390 St Kilda Road, Melbourne, Victoria 3004, Australia (“MGL” or the “Trustee”)

Recitals

A.	The trust established pursuant to this Deed shall be known as the Mayne No 1 Trust.

B.	MGL holds the rights, title and interest in the Assets - Seller Group.

C.	By this deed, MGL declares that it will hold its rights, title and interest in the Assets - Seller Group upon trust absolutely for the Capital Unit Holder and the income of the Trust absolutely for the Income Unit Holder on the terms described in this Deed.

1.	Definitions

1.1	Definitions

In this Deed:

“Approved Accounting Standards” means:

(a)	the accounting standards from time to time made by the Australian Accounting Standards Board under the Corporations Act;

(b)	the requirements of the Corporations Act in relation to the preparation and content of financial records; and

(c)	generally accepted accounting principles and practices in Australia, consistently applied, except where inconsistent with the standards or requirements referred to in paragraphs (a) or (b).

“Assets - Seller Group” means individually and collectively:

(a)	the Goodwill - Seller;

(b)	the Fixed Assets - Seller Group;

(c)	the Prepayments - Seller;

(d)	the Intellectual Property Rights - Seller;

(e)	the right to be registered as proprietor of the Business Names - Seller;

(f)	the Business Records - Seller;

(g)	the Trade Debts - Seller;

(h)	the Stock - Seller;

(i)	the Seller’s right, title and interest in the Hospital Business Contracts - Seller;

(j)	the Seller’s right, title and interest in the Equipment Leases - Seller;

(k)	the Seller’s right, title and interest in the Leases - Seller; and

(l)	the Seller’s right, title and interest in the Government Contracts; and

(m)	all other assets which are owned by the Seller and used exclusively in the conduct of the Hospital Business but excludes the Excluded Assets.

“Asset Sale Agreement” means the asset sale agreement - Armidale Private Hospital between MGL and the Buyer.

“Assume” in relation to the Buyer means the Buyer must assume, pay, carry out, perform, observe, complete and comply with each and every obligation and Liability as if each and every one of those obligations and Liabilities were (to the extent not already performed) the obligation and Liability of the Buyer.

“Assumed Liabilities” means:

(a)	the Accruals Liability - Seller;

(b)	the Hospital Business Contracts Liability - Seller;

(c)	the Lease Liability - Seller;

(d)	the Equipment Lease Liability - Seller;

(e)	the Trade Creditors Liability - Seller;

(f)	the Independent Contractor Liability; and

(g)	the Employee Liability,

to the extent that they relate to the C&P Hospital Business only and excluding the Excluded Liabilities.

“Available Cash Amount” means the amount by which the cash receipts of the Trust derived from the C&P Hospital Business exceed the cash payments from the Trust in the conduct of the C&P Hospital Business.

“Business Day” means a day, not being a Saturday, Sunday or public holiday, on which banks are generally open for business in the State.

“Buyer” means Armidale Hospital Pty Limited ACN 106 723 200 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia.

“Capital Unit” means a Capital Unit in the Trust referred to in clause 3.

“Capital Unit Holder” means a Unit Holder of a Capital Unit.

“Cash Shortfall Amount” means the amount by which the Tax Net Income exceeds the Available Cash Amount of the Trust.

“Cash Shortfall Loan” means the loan to the Trustee by the Income Unit Holder made pursuant to clause 8.2(a).

“Cash Surplus Amount” means the amount by which the Available Cash Amount exceeds the Tax Net Income of the Trust.

“Cash Surplus Loan” means the loan to the Income Unit Holder by the Trustee made pursuant to clause 8.1(a).

“Consultancy Agreement” means the consultancy agreement between MGL and the Income Unit Holder dated entered into on the Umbrella Completion Date as that term is defined in the Umbrella Deed.

“Disqualified Person” means a person who under the laws relating to mental health applicable to the person is an incapable person, a protected person, a patient, or who is a Mentally Infirm Person.

“Estimate Net Tax Income” has the meaning defined in clause 7.2(b).

“Excluded Liabilities” means any Liabilities of any Seller Group member to the extent that they do not relate to the C&P Hospital Business.

“Exempt Income” has the meaning which applies under the Tax Act.

“Expenses” means any payment, loss, outgoing, provision or any sum of money paid by, or incurred by the Trustee in relation to the Assets - Seller Group.

“Financial Year” in relation to the Trust means the period of 12 months ending on the 30th day of June in any year or such other period that is the year of income of the Trust for the purposes of the Tax Act, provided that:

(a)	the first Financial Year of the Trust is the period commencing on the date of this Deed and ending on the next succeeding 30th day of June which is the year of income of the Trust for the purposes of the Tax Act; and

(b)	the last Financial Year of the Trust is the period to the date of termination of the Trust from the immediately preceding 1st day of July or the commencement of the then year of income of the Trust for the purposes of the Tax Act.

“Government Contracts” has the meaning given to that term in Schedule 2 to the Asset Sale Agreement.

“Hospital Business” has the meaning defined in clause 1.1 of the Asset Sale Agreement.

“Income Unit” means an Income Unit in the Trust referred to in clause 3.

“Income Unit Holder” means a Unit Holder of an Income Unit.

“Issue Price”, in relation to a Unit, means the price for which the Unit is issued, namely $1.00.

“Mentally Infirm Person” means a person who, according to the written opinions of at least 3 medical practitioners registered to practice medicine in Australia obtained by or lodged with the Trustee, is a person who, through mental infirmity arising from disease, age or other reason, is incapable of managing their affairs.

“Minor” means a person under the age of 18 years.

“Money” includes cash, any currency, negotiable instruments, and amounts on current or deposit accounts at banks or financial institutions.

“Operating Loss” means the amount by which the cash payments from the Trust in the conduct of the C&P Hospital Business exceed the cash receipts of the Trust derived from the C&P Hospital Business.

“Operating Loss Loan” means the loan to the Trustee by the Income Unit Holder pursuant to clause 4.

“Performance Period” has the meaning given by section 974-35(3) of the Income Tax Assessment Act 1997 (Cth).

“Property” means any estate or interest in any real or personal movable or immovable property of any description and wherever situate, and includes without limiting the generality of the foregoing, policies, money and choses in action and also any asset or CGT asset within the meaning applicable under the Tax Act.

“Quarterly Period” means the period of 3 months ending on the 31st of March, 30th day of June, 30th day of September and 31st day of December in each year, except that the first period commencing on the date of this Deed and ending on either the 31st of March, 30th day of June, 30th day of September or 31st day of December next will be a Quarterly Period.

“Redemption Price” means the Issue Price in relation to the Capital Units being redeemed.

“Register” means the Register of Unit Holders established and maintained under clause 6.

“Registered Company Auditor” means a person registered as an auditor or taken to be registered as an auditor under the Corporations Act 2001 (Cth).

“Tax” and “Taxes” includes all taxes, levies, surcharges, surtaxes, imposts, duties, excises and withholdings, whether direct or indirect, by whatever method collected or recovered, together with any penalties, fines, interest or statutory charges.

“Tax Act” means, as the context requires, the Income Tax Assessment Act 1936 (Cth), the Income Tax Assessment Act 1997 (Cth), the Taxation Administration Act 1953, Income Tax Rates Act 1986 and other ratings Acts, the Income Tax Regulations and related Commonwealth income tax legislation and legislation.

“Tax Net Income” means the net income of the Trust Fund determined pursuant to the provisions of the Tax Act applicable to the Trust after taking into account any carried forward Tax Net Losses.

“Tax Net Loss” means the net loss of the Trust Fund determined pursuant to the provisions of the Tax Act applicable to the Trust.

“Termination Date” means the first to occur of the following dates:

(a)	the date being 80 years from the date this Deed takes effect; or

(b)	any earlier date that the Trustee may determine.

“Trust” means the trust established by this Deed.

“Trust Fund” means:

(a)	MGL’s rights, title and interest in the Assets - Seller Group;

(b)	all Property paid or transferred to, and accepted by, the Trustee by way of application for Units;

(c)	any Property borrowed or raised by the Trustee to be held on the trusts described in this Deed; and

(d)	all accretions thereto.

“Trust Fund Category” means any category into which the Trustee may, in the keeping of its records, classify any item of the Trust Fund, including without limitation:

(a)	amounts treated by the Trustee as assessable income or allowable deductions for the purposes of the Tax Act;

(b)	amounts not treated by the Trustee as assessable income or allowable deductions for the purposes of the Tax Act;

(c)	amounts treated by the Trustee as capital gains or capital losses for the purposes of the Tax Act; and

(d)	interest, including amounts treated as interest under the Tax Act.

“Trustee” means the trustee of the Trust, initially MGL.

“Umbrella Deed” means the deed between MGL and the Buyer dated 21 October 2003.

“Unit” means a Capital Unit or an Income Unit in the Trust.

“Unit Holder” and “Holder” at any given time means the persons described in the First Schedule as a holder of a Unit.

“Unit Sale Completion” has the meaning defined in clause 21 of the Asset Sale Agreement.

1.2	Interpretation

Clause 1.2 of the Umbrella Deed is taken to be incorporated into this Deed as if set out in full.

1.3	Umbrella Deed and Asset Sale Agreement Definitions

Unless defined in this Deed, words and phrases defined in the Umbrella Deed or the Asset Sale Agreement have the same meaning in this Deed.

2.	The Trust

By this Deed, MGL declares that it will hold the rights, title and interest in the Assets - Seller Group upon trust absolutely for the Capital Unit Holder and the income of the Trust for the Income Unit Holder on the terms described in this Deed.

3.	Beneficial interest of Unit Holders

3.1	Classes of Units

(a)	The Units in the Trust will be divided into two classes: Capital Units and Income Units.

(b)	All Units confer on their Holders the rights and obligations described in this Deed.

3.2	Unit Holders

(a)	Until any transfer of Units pursuant to the Asset Sale Agreement:

(i)	(Capital Unit): MGL is the sole Unit Holder of the Capital Units.

(ii)	(Income Unit): The Buyer is the sole Unit Holder of the Income Units.

(b)	The Unit Holders and each person who becomes a Unit Holder will be deemed to have agreed to become a party to this Deed, and will be entitled to the benefit of and be bound by the terms and conditions of this Deed.

3.3	Interest of Capital Unit Holder

(a)	The beneficial interest in the Trust Fund as originally constituted and as existing from time to time will be vested in the Capital Unit Holder.

(b)	Subject to clauses 3.3(b) and 3.4 each Capital Unit will entitle its Holder to the proprietary or equitable interest in the Trust Fund.

(c)	Each Capital Unit will not entitle its Holder to any right to receive payments or distributions out of the Tax Net Income of the Trust Fund.

3.4	Interest of Income Unit Holder

(a)	Each Income Unit will entitle its Holder to the right to receive payments or distributions out of the Tax Net Income of the Trust Fund.

(b)	Each Income Unit will not entitle its Holder to any proprietary or equitable interest in the Trust Fund.

3.5	Restrictions on Transfer

(a)	The Units are non-redeemable, except if all the Unit Holders and the Trustee from time to time otherwise agree.

(b)	The Capital Units and Income Units may only be transferred pursuant to and in accordance with the terms set out in the Asset Sale Agreement and in accordance with clause 15 of this Deed.

(c)	The Capital Units may only be redeemed in accordance with the terms set out in the Umbrella Deed and in accordance with Clause 17 of this Deed.

3.6	Restrictions on variation of rights

Notwithstanding clause 19.1, the rights attaching to the Units may not at any time be varied, revoked or added to, except if all the Unit Holders and the Trustee from time to time otherwise agree.

4.	Operating Loss Loan

4.1	Operating Loss

If at any time, there is an Operating Loss in respect of the Trust Fund for a Quarterly Period, an Operating Loss Loan shall arise in accordance with the terms of the Asset Sale Agreement.

5.	Register of Unit Holders

5.1	Register

The Trustee will keep a register of Unit Holders (“the Register”) in which the following particulars are entered:

(a)	the names and addresses, and any other details necessary for the identification, of each of the Unit Holders;

(b)	the number and class of Units in respect of which each Unit Holder is registered;

(c)	the date on which each Unit Holder became registered in respect of Units held by the Unit Holder;

(d)	the distinctive numbers or letters of the Unit Certificates held by each Unit Holder;

(e)	the amount paid and the amount unpaid (if any) on each issued Unit;

(f)	the date at which any Unit ceases to be held by a particular Unit Holder; and

(g)	any other details that the Trustee considers necessary.

5.2	No recognition of trusts

The person from time to time entered in the Register as the Holder of a particular Unit will be the only person recognised by the Trustee as entitled to that Unit. Units held by a trustee on a particular trust may be identified in the Register as being held on that trust, but the Trustee will not incur any liability as a result, and will not be affected with notice of the trust. The Trustee will not recognise any Unit Holder as holding any Unit on trust, and the Trustee is not bound by or compelled to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Unit.

6.	Certificates

6.1	Issue of Certificates

The Trustee will issue to every Unit Holder a certificate (“Unit Certificate”):

(a)	in the form of the Unit Certificate set out in the Second Schedule to this Deed, or another form that the Trustee may determine;

(b)	specifying the name and address of the Unit Holder;

(c)	specifying the number and class of Unit to which it relates;

(d)	bearing a distinctive number or letter;

(e)	specifying the amount cumulatively paid and the amount remaining unpaid on each Unit to which it relates; and

(f)	signed by or on behalf of the Trustee.

6.2	Effect of Unit Certificate

A Unit Certificate issued in accordance with clause 6.1 is prima facie evidence that the person named in the Unit Certificate as the Unit Holder is entitled to the Units specified in the Unit Certificate.

6.3	Damaged Unit Certificates

If a Unit Holder delivers to the Trustee a mutilated, worn out or defaced Unit Certificate, the Trustee may, on receiving such evidence and indemnity as it considers adequate, but is not obliged to, cancel the Unit Certificate and issue a replacement Unit Certificate to the Unit Holder.

6.4	Lost Unit Certificates

(a)	A Unit Holder may apply to the Trustee for a replacement Unit Certificate in respect of a Unit Certificate which has been lost or destroyed by giving to the Trustee:

(i)	a statutory declaration by the Unit Holder that the Unit Certificate has been lost or destroyed, and if lost, that proper searches have been made without success; and

(ii)	if the Unit Certificate has been lost, a written undertaking by the Unit Holder to return the Unit Certificate to the Trustee if it is found or received by that Unit Holder.

(b)	The Trustee will issue a replacement Unit Certificate upon receipt of that application.

7.	Available Cash Amount and Tax Net Income

7.1	Determination of Available Cash Amount

The Trustee must determine the Available Cash Amount of the Trust in respect of each Quarterly Period within 20 Business Days of the end of that Quarterly Period.

7.2	Determination of Tax Net Income

(a)	Within 20 Business Days after the end of each Financial Year, the Trustee must determine the Tax Net Income of the Trust for that Financial Year.

(b)	Within 20 Business Days after the end of each Quarterly Period, the Trustee must estimate the Tax Net Income of the Trust for that Quarterly Period (“Estimated Tax Net Income”) at the same time as it calculates the Available Cash Amount for that Quarterly Period under clause 7.1. Such estimate shall be based on the Tax Act and on the basis of professional advice.

7.3	Trustee to make allocations

Having regard to the determinations made under clauses 7.1 and 7.2, the Trustee must make the allocation and/or take such action (as the case may be) as referred to in clause 7.4.

7.4	Allocation of Tax Net Income

(a)	(Present entitlement to and absolute vested interest in Tax Net Income): The Income Unit Holder will be presently entitled to and have an absolute vested interest in the Tax Net Income of the Trust for each Financial Year.

(b)	(Trustee to take appropriate action): The Trustee must take such action as is necessary to ensure (to the extent possible) that any tax liability in respect of the Trust in respect of a Financial Year under Division 6 of Part III of the 1936 Tax Act is borne by the Income Unit Holder and not by the Trustee.

7.5	Distribution of Tax Net Income

(a)	(Payment of Quarterly Amount): Within 20 Business Days from the last day of each Quarterly Period of the Trust, the Income Unit Holder will be entitled to be paid an amount equal to the Estimated Tax Net Income for that Quarterly Period or the Available Cash Amount for that Quarterly Period if the Available Cash Amount for that Quarterly Period is less than the Estimated Tax Net Income for that Quarterly Period.

(b)	(Payment of Annual Amount): If the difference between the Tax Net Income for a Financial Year less the aggregate Estimated Tax Net Income paid to the Income Unit Holder for a Financial Year is:

(i)	a positive amount, the Trustee will apply that amount in repayment of any Cash Surplus Loan and to the extent there is a remaining balance, the Trustee will credit that amount to the account of the Income Unit Holder;

(ii)	a negative amount, that amount will be treated as a Cash Surplus Loan by the Trustee to the Unit Holder pursuant to clause 8.1(a) to the extent of the Cash Surplus Amount for the Financial Year.

(c)	(Satisfaction of entitlements): In order to satisfy the entitlement of the Income Unit Holder to the Tax Net Income of the Trust Fund the Trustee may deal with that Tax Net Income in one or more of the following ways:

(i)	pay any Money to the Income Unit Holder or to such person as the Income Unit Holder directs; or

(ii)	set any Money aside to a separate account in the books of the Trust in the name of the Income Unit Holder, whereupon the Income Unit Holder will be entitled to call for immediate payment of the Money or transfer of the Property at any time and the Income Unit Holder and will be absolutely entitled to all amounts which, in the Trustee’s opinion, are accretions thereto; but

(iii)	in all other respects the Trustee may continue to deal with the Money on trust for the Income Unit Holder in accordance with this Deed; and

(iv)	in the event that the Available Cash Amount is zero or is a negative amount, the Tax Net Income to which the Income Unit Holder is entitled will be applied in repayment of any Cash Surplus Loan and to the extent that there is a remaining balance, the Trustee will credit that amount to the account of the Income Unit Holder.

8.	Cash Surplus Amount and Cash Shortfall Amount

8.1	Cash Surplus Amount

(a)	To the extent that there is a Cash Surplus Amount for each Quarterly Period, the amount of that Cash Surplus Amount shall be paid by the Trustee to the Income Unit Holder as an interest free loan by the Trustee to the Income Unit Holder (“Cash Surplus Loan”).

(b)	The Performance Period of each Cash Surplus Loan must end no later than 10 years from when the funds were first provided.

8.2	Cash Shortfall Amount

(a)	To the extent that there is a Cash Shortfall Amount for each Quarterly Period, such that an amount payable pursuant to clause 7.5 of this Deed during that Quarterly Period, has not actually been paid to the Income Unit Holder, the Cash Shortfall Amount will constitute an interest-free loan to the Trustee by the Income Unit Holder (“Cash Shortfall Loan”).

(b)	The Performance Period of each Cash Shortfall Loan must end no later than 10 years from when the funds were first provided.

9.	Income of the Trust Fund

9.1	Trust Income

The Trustee will collect all income relating to the Trust Fund.

9.2	Payment of expenses

The Trustee will pay out of the income of the Trust Fund all Taxes and proper expenses and outgoings in respect of the Trust Fund under this Deed.

10.	Powers of Trustee

10.1	Powers of Trustee

In addition to all the powers vested in the Trustee by law, by statute, and otherwise by this Deed, the Trustee has all such powers as may be necessary or appropriate to permit the Trustee to conduct the Hospital Business including the power to:

(a)	(apply all or part of Trust Fund): apply all or any part of the Trust Fund in satisfaction of the liabilities which the Trustee may incur in its capacity as Trustee of the Trust subject to clause 12.6;

(b)	(dispose of Property in the ordinary course of business): to dispose of any Property forming part of the Trust Fund in the ordinary course of the conduct of the Hospital Business for such consideration as the Trustee thinks fit;

(c)	(invest): to invest in any form of investment and at any time to vary or transpose any investment;

(d)	(borrow): to borrow Money on any terms (all borrowings become part of the Trust Fund);

(e)	(guarantee, indemnity): to grant a guarantee, indemnity or undertaking, to any person in respect of any existing or future obligation owed to that person by another person;

(f)	(lend): to lend Money to any person on any terms and with or without security, and to execute any mortgage or other document to secure the repayment of such Money;

(g)	(lend to Unit Holders): to lend Money forming part of the Trust Fund to a Unit Holder with or without security and on any terms;

(h)	(carry on business): to carry on any business that the Trustee thinks fit, alone, in partnership or in a syndicate, joint venture, risk participation agreement or other collective enterprise with other persons;

(i)	(employees, managers, contractors and consultants): to employ, contract with or retain any person to assist in or undertake any activity under this Deed;

(j)	(appoint agents): instead of acting personally, to appoint any agent to do any act in relation to the Trust Fund;

(k)	(act on professional opinion): to act on the opinion or advice of or information obtained from any professional adviser and the Trustee will not be responsible for any loss or damage occasioned by acting or not acting in accordance with that opinion, advice or information;

(l)	(real property): in relation to any real property which is part of the Trust Fund to carry out any construction or effect any repairs or improvements;

(m)	(action and proceedings): to institute or defend any action or proceeding which affects the Trust Fund and to conduct the action or proceeding in any manner that the Trustee thinks fit, including by way of settlement;

(n)	(intellectual property rights): to apply for, purchase and otherwise deal in patents, copyright, trade marks and other intellectual property rights and licences thereof;

(o)	(negotiable or transferable instruments): to issue and deal in any way in promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments;

(p)	(option or lease): to take or grant an option to purchase or lease any Property forming part of the Trust Fund for such consideration as the Trustee thinks fit;

(q)	(open accounts): to open and operate any account or accounts with any bank or financial institution;

(r)	(receipts and discharges): to give effectual receipts and discharges for any Money or Property received by the Trustee or otherwise relating to the Trust Fund;

(s)	(Taxes and expenses): to pay all Taxes, costs, charges and expenses in connection with the Property which forms all or part of the Trust Fund or incidental to the management of the Trust Fund or to the exercise of any power, authority or discretion under this Deed, or which the Trustee may at any time incur in carrying out or performing the Trust in its capacity as Trustee or which may be payable by the Trust (treated as an entity), including:

(i)	Taxes and costs, charges and expenses in connection with the preparation and execution of this Deed or the declaration of Trust in respect of the Assets - Seller Group and settlement of any Property on the Trustee;

(ii)	goods and services tax payable in connection with services performed by the Trustee or by the Trust (treated as an entity); and

(iii)	amounts in respect of goods and services tax in respect of any acquisitions by the Trustee or the Trust (treated as an entity),

and, for more abundant caution, it is expressly declared that this clause enures for the benefit of the Trustee from time to time; and

(t)	(insurance): to acquire, maintain and deal in any way with policies of life insurance, insurance in respect of sickness, disability or accident in relation to any person, insurance in respect of Trust Property or any other insurance.

10.2	Trustee may contract with self in other capacities

The Trustee may, in its capacity as Trustee of the Trust, contract or otherwise deal with itself either:

(a)	in its own individual capacity; or

(b)	in its capacity as trustee of another trust.

11.	Powers requiring consent of the Income Unit Holder

Notwithstanding anything to the contrary in this Deed, the Trustee may not exercise any of the following powers without the consent of the Income Unit Holder:

(a)	(resign as Trustee): to resign its trusteeship pursuant to clause 18 except as contemplated in the Asset Sale Agreement;

(b)	(variation of Trust): to exercise the powers to vary the trust pursuant to clause 19;

(c)	(termination of Trust): to terminate the Trust prior to the Termination Date;

(d)	(replacement of Auditor): to remove, appoint or replace the Auditor of the Trust;

(e)	(arms length): to enter into an agreement or arrangement with the Capital Unit Holder or any Related Entity (as defined in the Corporations Act 2001) in respect of:

(i)	the Trust Fund;

(ii)	the Property forming all or part of the Trust Fund; or

(iii)	the Trust

other than an agreement or arrangement contemplated by the Umbrella Deed or the Asset Sale Agreement.

(f)	(settlement): to settle or otherwise conclude any action or proceedings which effects the Trust Fund.

12.	Exercise of powers

12.1	Trustee resolutions

If the Trustee has signed a document containing a statement that the Trustee is in favour of a resolution of the Trustee in the terms set out in the document, a resolution in those terms will be deemed to have been passed by the Trustee on the day.

12.2	Exercise of power or discretion

Subject to this Deed, the Trustee may exercise any power or discretion vested in it orally, by conduct or in any other way.

12.3	Discretions of Trustee

The application of any statutory provisions relating to the exercise by the Trustee of the Trustee’s powers of investment is excluded, to the extent permitted by law.

12.4	Liability of Trustee

(a)	No Trustee will be liable for:

(i)	any loss or damage occasioned by the exercise of any discretion or power conferred on the Trustee by this Deed or by law, or by failure to exercise any discretion or power; or any breach of duty or trust, except to the extent (if any) that the breach results from the Trustee’s own gross negligence, fraud, lack of good faith, wilful misconduct or breach of the Asset Sale Agreement or the Consultancy Agreement.

(b)	All persons claiming any beneficial interest in, over, or on the Trust Fund will be deemed to take that interest with notice of and subject to the protection conferred on the Trustee by this clause 12.4. No Unit Holder will be entitled to take any action or recover any damages in relation to any breach of trust or duty occurring before his registration as a Unit Holder.

12.5	Exercise of powers by corporate Trustee

Every Trustee which is a corporation may exercise or concur in exercising any discretion or power conferred on the Trustee by this Deed by a resolution of its board of directors or governing body, or may delegate the right and power to exercise or concur in exercising any discretion or power to one or more members of its board of directors or governing body appointed from time to time by that board of directors or governing body for that purpose, and may by a resolution of its board of directors or governing body terminate delegated authority.

12.6	Indemnity

(a)	Without limiting the generality of clause 12.4, the Trustee acting in good faith will be entitled jointly or severally to be indemnified out of the Trust Fund in respect of all the liabilities incurred by the Trustee jointly or severally relating to the execution of any powers, duties, authorities or discretions vested in the Trustee by this Deed, and in respect of all actions, proceedings, costs, claims and demands in relation to any matter or thing done or omitted to be done concerning this Trust except to the extent that the liability arose as a result of the Trustee’s gross negligence, faith, wilful misconduct or wilful breach of the Asset Sale Agreement or the Consultancy Agreement.

(b)	However, the right of the Trustee to be indemnified in respect of any liability incurred by the Trustee or arising in or about the investment and administration of the Trust Fund, in the conduct and management of any business forming part of the Trust Fund, in the acquisition of any investment under any contract entered into by the Trustee, or by reason of the execution of any power, duty, authority or discretion vested in the Trustee, will be limited always to the assets of the Trust Fund in the hands of the Trustee for the time being, and will not extend to enable the Trustee to recover from any Unit Holder or person beneficially entitled to any Unit, any loss or obtain reimbursement for any liability incurred.

12.7	Goods and services tax

(a)	Notwithstanding any other provision in this Deed, any amount payable for a supply made under this Deed which is calculated by reference to a cost, expense or other amount paid or incurred by an entity will, subject to clause (b), be reduced by an amount equal to any input tax credits to which that entity is entitled in respect of that cost, expense or other amount.

(b)	If GST becomes payable in relation to any supply made by the Trustee or an entity (“Supplier”) in connection with this Deed:

(i)	any consideration to be provided under any other provision of this Deed for that supply (“Agreed Amount”) is exclusive of GST;

(ii)	the Supplier is entitled to recover an additional amount from the recipient of that supply (“Recipient”), that amount to be calculated by multiplying the Agreed Amount by the applicable GST rate and the additional amount so calculated shall be payable on demand being made by the Supplier; and

(iii)	the Supplier will provide a tax invoice to the Recipient in respect of that supply no later than 7 days after the additional amount is paid by the Recipient.

(c)	“GST”, “GST law” and other terms used in this clause have any meanings used in the A New Tax System (Goods and Services Tax) Act 1999 (as amended from time to time) or any replacement or other relevant legislation and regulations, except “GST Law” also includes any applicable rulings. Any reference to GST payable by the Supplier includes any GST payable by the representative member of any GST group of which the Supplier is a member.

(d)	If the declaration of trust gives rise to a taxable supply (as defined under the GST law) between MGL and the Trust, or between MGL in its personal capacity and MGL in its capacity as Trustee for the Trust, the Trustee and MGL will agree that the supply of the Assets - Seller Group constitutes the supply of a going concern for the purposes of the GST Act.

13.	Remuneration and charges

13.1	Remuneration of Trustee

Subject to the Trustee’s right to be indemnified out of the assets of the Trust Fund pursuant to this Deed, the Umbrella Deed and the Asset Sale Agreement the Trustee will not be entitled to any charge or fee to be paid out of the Trust Fund.

14.	Accounts

14.1	Trustee must keep accounts

The Trustee must establish and maintain proper books of account in relation to the Trust Fund (prepared in accordance with the Approved Accounting Standards generally accepted in the New South Wales and must keep accurate accounts relating to the Trust Fund, including all accounts necessary or appropriate for compliance with the Tax Act.

14.2	Trust Fund Categories

Without limiting clause 14.1, the accounts kept by the Trustee must enable, in a manner determined by the Trustee, the identification and tracing of particular Trust Fund Categories which form part of the Trust Fund and are distributed to the Income Unit Holder, accumulated, or dealt with in any other way.

14.3	Financial statements

Within 20 Business Days after the close of each Financial Year:

(a)	the Trustee will prepare or have prepared a written accounting report prepared in accordance with the Approved Accounting Standards for that period, consisting of a balance sheet, a statement of income and Expenses, a list of assets held at the close of the Financial Year and a statement which sets out the items which gave rise to any Cash Shortfall Amount or Cash Surplus Amount.

(b)	A copy of these reports will be furnished on request to the Income Unit Holder.

14.4	Auditor

(a)	The Trustee may appoint an auditor to examine and ascertain the correctness of the accounts of the Trust Fund.

(b)	Any auditor of the accounts of the Trust Fund will be a Registered Company Auditor and may be removed by the Trustee at any time with the Consent of the Income Unit Holder.

14.5	Retirement and removal of auditor

(a)	Any auditor may retire on giving one month’s written notice of his desire to do so to the Trustee.

(b)	Any new auditor must be approved by the Income Unit Holder.

14.6	Valuations

The Trustee may at any time establish general and other reserves as part of the Trust Fund, and cause valuations of the Property and assets of the Trust Fund to be made by such competent valuers or experts as the Trustee may decide but provided that in each case they are approved by the Income Unit Holder.

15.	Transfer of Units

15.1	Entry on the Register

Subject to clause 3.5 a transfer of Units may be effected only by the Trustee making or causing to be made an entry in the Register of Unit Holders substituting the name of the transferee for the name of the transferor as Unit Holder of the Units the subject of the transfer (“subject Units”). The transferor remains the Unit Holder of the subject Units until such an entry has been made.

15.2	Formal requirements for registration of transfer

(a)	Unless any formality is required by law to effect a valid transfer, the Trustee may register a transfer of Units without requiring any formality. However, subject to clause 15.2(c), the Trustee may require any formality, including without limitation:

(i)	surrender by the transferor of the Unit Certificate relating to the subject Units;

(ii)	a written instrument of transfer in a form approved by the Trustee;

(iii)	that the transfer be stamped in accordance with the law; and/or

(iv)	an undertaking by the transferee to be bound by this Deed as amended from time to time.

(b)	When satisfied that the provisions of this Deed relating to transfers of Units have been complied with, the Trustee will make appropriate entries in the Register of Unit Holders with respect to the transfer.

(c)	The Trustee many not refuse to register any transfer of Units that is made in accordance with the Asset Sale Agreement.

15.3	Issue of new Unit Certificates

Upon registration of a transfer, the Trustee will:

(a)	cancel the Unit Certificate of the transferor relating to the subject Units;

(b)	issue a new Unit Certificate to the transferee relating to the subject Units; and

(c)	if the transferor has retained any Units, issue a new Unit Certificate to the transferor relating to the Units retained.

15.4	Refusal to register

The Trustee may in its absolute discretion refuse to register any transfer of a Unit or Units without being bound to assign any reason for that refusal, except if the transfer is made under the Asset Sale Agreement.

15.5	All or part of the Units held

A Unit Holder may submit to the Trustee for registration a transfer in respect of any or all of the Units in respect of which the Unit Holder is registered in the Register of Unit Holders. Where a Unit Holder submits a transfer in respect of some only of the Units in respect of which the Unit Holder is registered, the provisions of this clause 16 apply, appropriately modified, in respect of those Units, and where such a transfer is registered, the Trustee will, pursuant to clause 15.3(c), issue a new Unit Certificate to the transferor relating to the Units retained and issue a new Unit Certificate to the transferee relating to the Units transferred in the name of the transferee as Unit Holder.

16.	Redemption of Capital Units

16.1	Redemption request

The Capital Unit Holder may redeem its Capital Units (“subject Units”) at a price equal to their Redemption Price by giving a written request to the Trustee.

16.2	Effect of redemption

Redemption of the subject Units takes effect, and the Redemption Price becomes due and payable by the Trustee, upon receipt by the Capital Unit Holder of the Trustee’s notice of redemption. The subject Units will be cancelled with effect from the day on which they are redeemed.

16.3	Formalities

Upon redemption of the subject Units:

(a)	the Capital Unit Holder will surrender the Unit Certificate relating to the subject Units to the Trustee, and the Trustee will cancel the Unit Certificate;

(b)	the Trustee will make appropriate entries in the Register of Unit Holders.

16.4	Payment of Redemption Price

(a)	The Redemption Price will be paid in cash. Such payment may be satisfied by the transfer in specie of any Property forming part of the Trust Fund.

(b)	The Trustee will have the right to exercise the borrowing powers conferred upon it in this Deed to raise any cash necessary to satisfy the Redemption Price of any Units.

17.	Consent of Income Unit Holder

17.1	Consent or approval

Where the consent or approval of the Income Unit Holder in writing is required by a provision of this Deed, that consent or approval will be conclusively deemed to have been given on production of consent or approval in writing executed by or on behalf of the Income Unit Holder.

18.	Resignation of the Trustee

18.1	Trustee to act continuously

The Trustee covenants with the Unit Holders that it will act continuously as Trustee until the Trusts are determined or the Trustee has resigned under clause 18.2, or until the office of Trustee has been determined under clause 18.3.

18.2	Resignation in writing

Any Trustee may at any time resign its trusteeship on giving one month’s notice in writing to the Unit Holders of its desire to do so, but that retirement will not take effect until a Successor Trustee is appointed under clause 18.4 and a deed is prepared in accordance with clause 18.5.

18.3	Vacation of office

The office of Trustee will be automatically determined and vacated if:

(a)	a Trustee, being an individual, is found to be a Disqualified Person, or becomes bankrupt, or makes any arrangement or composition with the person’s creditors generally; or

(b)	a Trustee being a corporation, enters into liquidation (whether compulsory or voluntary, not being merely a voluntary liquidation for the purposes of amalgamation or reconstruction), or if a receiver, administrator, or similar officer is appointed in respect of the whole or any part of the undertaking of the Trustee.

18.4	Successor Trustee

(a)	The appointment of a substitute Trustee on any Trustee ceasing for any reason to be a Trustee of this Deed (“Successor Trustee”) is subject to the agreement of all Unit Holders.

(b)	Any Successor Trustee will have all powers, authorities and duties conferred on and undertaken by the Trustee and by the applicable law or any rule of court.

18.5	Deed of appointment and retirement

(a)	The Successor Trustee will execute a Deed of Appointment in the form set out in the Third Schedule to this Deed, or another form that the Trustee may determine.

(b)	The appointment as Successor Trustee under this clause 18.5 shall be effective from the date of the deed under which the Successor Trustee was appointed.

(c)	The Successor Trustee shall have the same powers and discretions as the retiring Trustee from the effective date of appointment referred to in clause 18.5(b).

(d)	Subject to the provisions in the Asset Sale Agreement, this Deed and the Deed of Appointment, the retiring Trustee is, from the effective date of appointment referred to in clause 18.5(b), released and discharged from further performance of its obligations and duties as Trustee of the Trust.

18.6	Vesting on appointment and retirement

The retiring Trustee and Successor Trustee will take any action that is necessary, if any, to:

(a)	vest the Trust Fund or cause it to be vested in any Successor Trustee;

(b)	deliver to that Successor Trustee all books, documents, records and other Property relating to the Trust Fund; and

(c)	obtain all necessary consents to procure the novation or assignment to the Successor Trustee, of the retiring Trustee’s liabilities and obligations which the retiring Trustee has or may have incurred by virtue of acting as Trustee of the Trust.

18.7	Indemnification of retiring Trustee

The Successor Trustee agrees to indemnify and keep indemnified the retiring Trustee against all debts which the retiring Trustee has incurred whilst acting as Trustee of the Trust and which are unpaid at the effective date of appointment of the Successor Trustee, and undertakes and agrees that the Successor Trustee will pay and discharge all such debts out of the property of the Trust in accordance with the terms of credit or otherwise under which such debts were incurred.

18.8	Indemnification of MGL

Without limiting the operation of clause 18.7, the Buyer in its capacity as Trustee must Assume on and from Unit Sale Completion the Assumed Liabilities (including the obligation on MGL to repay any Operating Loss Loans) and any other Liability which MGL (whether in its capacity as Trustee or in its personal capacity) suffers or incurs, whether arising before, on or after Unit Sale Completion (as the case may be), in relation to the Hospital Business. From that time, the Buyer in its capacity as Trustee is solely responsible for and indemnifies MGL in its personal capacity and its capacity as former Trustee against any such Liability.

18.9	Expenses

The costs, charges and expenses of and in connection with the retirement and replacement of any Trustee or the appointment of any additional Trustee will be recouped from the Trust Fund or the income thereof.

19.	Variation of Trust

19.1	Variation of this Deed

Subject to clause 3.6 and 11, the Trustee may at any time before the Termination Date by supplemental deed vary, revoke or add to all or any of the provisions contained in this Deed, including without limitation the name of this Trust pursuant to this clause 20, or the provisions contained in any variation or addition made to it from time to time, provided that no variation, revocation or addition may be made if the rule against perpetuities would be infringed.

20.	Duration and termination of the Trust

20.1	The period of the Trust

The Trusts created by this Deed will commence on the date of this Deed and will terminate on the Termination Date.

20.2	Procedure on termination

(a)	As soon as practicable after the Termination Date and subject to this clause 21, the Trustee will sell, call in and convert into Money or cause to be sold, called in and converted into Money the investments and Property constituting the Trust Fund, and within the period of 6 months from the giving of the notices to Unit Holders, divide the proceeds of the sale, calling in and conversion, less all proper costs and disbursements, commissions, brokerage fees and other outgoings and all proper provision for liabilities, to the Capital Unit Holder.

(b)	Notwithstanding clause 20.2(a), the Trustee may in its discretion, at the request of the Capital Unit Holder, transfer to the Capital Unit Holder any assets of the Trust Fund in specie in satisfaction or part satisfaction of the entitlement of the Capital Unit Holder on the termination of this Trust.

20.3	Notice of distribution

As soon as practicable after the termination of the Trust, the Trustee will give to all of the Unit Holders at the Termination date not less than one month’s notice of the proposed final distribution.

20.4	Postponement of sale

Notwithstanding the provisions of clause 20.2(a), the Trustee may postpone the sale, calling in or conversion referred to in clause 20.2(a) for any time as it thinks desirable in the interests of the Capital Unit Holders, and will not be responsible for any loss attributable to that postponement.

21.	Relationship

This Deed will be construed as an exhaustive statement of the terms and conditions governing the relationship between the Trustee and all of the Unit Holders. In particular, without limiting the generality of the foregoing but subject to law:

(a)	no term will be implied into this Deed;

(b)	the Trustee will not be liable to any Unit Holder in respect of actions or statements made by the Trustee before the Unit Holder’s registration as a Unit Holder;

(c)	nothing in this Deed will constitute or will be deemed to constitute the relationship of principal and agent between the Trustee and the Unit Holders or the relationship of partners as between the Trustee and the Unit Holders or as between the Unit Holders themselves; and

(d)	income received by the Trustee will not be received or be construed as received by or on behalf of the Unit Holders jointly or otherwise,

provided always that the Trustee will act in accordance with its fiduciary duties, including the proper treatment of all Unit Holders without preference to any class of Unit Holders and, so far as possible, given effect to the Asset Sale Agreement.

22.	Governing law

This Deed is made under the laws of New South Wales. The rights of all parties and the construction and effect of each and every provision of this Deed will be subject to the laws of New South Wales. The Trustee and each Unit Holder submit to the non-exclusive jurisdiction of the courts of New South Wales and courts competent to determine appeals from those courts.

Executed as a Deed:

Signed for and on behalf of Mayne Group Limited ABN 56 004 073 410 by its Attorneys under Power of Attorney dated 30 January 2002 each of whom declares that he or she holds the office in Mayne Group Limited indicated under his or her signature and that he or she has no notice of the revocation of the Power of Attorney	Mayne Group Limited ABN 56 004 073 410 by its Attorneys:

Signature of Attorney

Name of Attorney in full

Office

Signature of Attorney

Name of Attorney in full

Office

First Schedule

Date of this Deed:	[Date]

Name of Trust:	Mayne No 1 Trust.

Trustee:	Mayne Group Limited

Par Value and Issue Price of Units:	$1.00

Unit Holders and their Units:	Mayne Group Limited, [X] Capital Units [Buyer], [Y] Income Units

Classes of Units:	Capital Unit

Income Unit

State or Territory:	New South Wales

Second Schedule

The Mayne No 1 Trust

Unit Certificate

Certificate No ##

This is to certify that:

is/are registered holder(s) of the Units shown on the following schedule subject to and with the benefit of the terms and conditions of the Trust Deed described hereunder.

Schedule

Date of Issue	Certificate No.	Number of Units (words/figures)	Class of Units (if any)	Par Value of Units

This certificate is issued by Mayne Group Limited as the Trustee of a Declaration of Trust by Mayne Group Limited constituting the Mayne No 1 Trust.

[    ]            Units.

[    ]            Payment in full for the Units is hereby acknowledged.

[    ]            The amount paid to date on each Unit is:

Third Schedule

Deed of Appointment of Successor Trustee

Deed of appointment of new Trustee of the Mayne No 1 Trust made at                      on

Parties	Mayne Group Limited ACN 004 073 410 of Level 21, 390 St Kilda Road, Melbourne, Victoria 3004, Australia (“MGL” or the “Retiring Trustee”)

Armidale Hospital Pty Limited ACN 106 723 200 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia (“Successor Trustee”)

Recitals

A.	By a Declaration of Trust Deed made on [ ] (“Deed”) by MGL, there was established a trust called the Mayne No 1 Trust (the “Trust”) and the Retiring Trustee was appointed to be the first trustee of that Trust.

B.	Pursuant to clause 19.2 of the Deed any Trustee of the Trust may at any time resign the trusteeship on giving one month’s notice in writing to the Unit Holders of the Trust.

C.	The Retiring Trustee has given notice of retirement to the Unit Holders in conformity with clause 19.2 of the Deed and the Unit Holders have consented to the retirement.

D.	The Capital Unit Holder has determined in exercise of the powers conferred upon the Capital Unit Holder under clause 19.4 of the Deed to appoint the Successor Trustee as trustee of the Mayne No 1 Trust.

This Deed provides

1.	The Retiring Trustee declares and confirms the Retiring Trustee’s retirement as Trustee of the Trust which retirement is to take effect as and from the date hereof.

2.	The Capital Unit Holder in exercise of the power conferred pursuant to clause 19.4 of the Deed accepts the resignation of the Retiring Trustee as Trustee of the Trust.

3.	Subject to the provisions of clause 5 of this Deed, the Retiring Trustee is from the date hereof released and discharged from further performance of the Retiring Trustee’s obligations and duties as Trustee of the Trust.

4.	The Successor Trustee agrees to indemnify and keep indemnified the Retiring Trustee against all liabilities of whatever kind and whenever arising which the Retiring Trustee has or may have incurred by virtue of acting as Trustee of the Trust and undertake and agree that the Successor Trustee will satisfy and discharge all such liabilities out of the property of the Trust.

5.	The Retiring Trustee covenants that the Retiring Trustee will do all things necessary to transfer legal title of the property of the Trust to the Successor Trustee and to sign all documents and do all things reasonably required to enable the Successor Trustee to carry out its duties as Trustee of the Trust.

Executed as a Deed:

Signed sealed and delivered for and on behalf of Mayne Group Limited ABN 56 004 073 410 by its Attorneys under a Power of Attorney dated 30 January 2002 each of whom declares that he or she holds the office in Mayne Group Limited indicated under his or her signature and that he or she has no notice of the revocation of the Power of Attorney	Mayne Group Limited
ABN 56 004 073 410 by its Attorneys:

Signature of Attorney

Name of Attorney in full

Office

Signature of Attorney

Name of Attorney in full

Office

Signed sealed and delivered for and on behalf of Armidale Hospital Pty Limited ACN 106 723 200 by its Attorney under a Power of Attorney dated , and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:
Signature of Attorney

Signature of Witness	Name of Attorney in full

Name of Witness in full